                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Proxy Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         Paravant Computer Systems, Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               Common Stock

          (2)  Aggregate number of securities to which transaction applies:
               3,950,000           Shares

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



               Consideration for acquisition:

                      Cash                   $ 8,700,000
                      Notes                    4,800,000
                      Shares                   7,900,000 (*)
                                             -----------
                                             $21,400,000
                                             ===========

               (*) 3,950,000 shares of the Registrant valued at $2 per share, the Nasdaq reported closing price for April 24, 1998.

          (4)  Proposed maximum aggregate value of transaction: $21,400,000

          (5)  Total fee paid: $4,280

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        ------------------------------------------------------------------------


        (2)    Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------


        (3)    Filing Party:

        ------------------------------------------------------------------------


        (4)    Date Filed:

        ------------------------------------------------------------------------

                         PARAVANT COMPUTER SYSTEMS, INC.

                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 26, 1998

To the Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Paravant Computer Systems, Inc. (the "Company") will be held at the Melbourne Beach Hilton Oceanfront Hotel, 3003 U.S. Highway A1A, Indialantic, Florida 32903, on June 26, 1998 at 10:00 A.M. (local time) for the following purposes:

     (1) To consider and vote upon approval and adoption of an amendment to the articles of incorporation to change the name of the Company from Paravant Computer Systems, Inc. to Paravant Inc.;

     (2) To consider and vote upon approval of the acquisition by the Company of all of the capital stock of Engineering Development Laboratories, Incorporated ("EDL") and substantially all of the business and assets of Signal Technology Laboratories, Inc. ("STL") under the terms of the Acquisition Agreement dated March 31, 1998 (the "Acquisition Agreement") between the Company, EDL, STL, and the shareholders of EDL and STL; and

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 30, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournments or postponements thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                    By Order of the Board of Directors,


                                    William R. Craven
                                    Secretary

Melbourne, Florida
May ___, 1998

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS..........................................1
VOTING SECURITIES AND SECURITY OWNERSHIP.....................................................1

               Record Date and Voting Securities.............................................1
               Voting of Proxies.............................................................1
               Solicitation of Proxies.......................................................2
               Principal Shareholders of the Company.........................................2
               Shareholder Agreements........................................................3

PROPOSAL 1: NAME CHANGE TO PARAVANT, INC.....................................................3
               Reasons for the Proposal......................................................3
               Approval by Shareholders......................................................4
               Recommendation of the Company's Board of Directors............................4

PROPOSAL 2: APPROVAL OF THE ACQUISITION......................................................4
               Reasons for the Proposal......................................................4
               Approval by Shareholders......................................................5
               Recommendation of the Company's Board of Directors............................5
               Pro Forma Book Value and Earnings Per Share...................................5

        Summary of the Acquisition...........................................................6
               The Parties to the Transaction................................................6
               How the Acquisition Will Be Completed.........................................7
               Fairness Opinion..............................................................8
               Financing the Acquisition.....................................................8
               Federal Income Tax Consequences of the Acquisition............................8
               Accounting Treatment of the Transaction.......................................8
               Resales of Common Stock.......................................................9
               Absence of Dissenters' Rights.................................................9
               NASD Requirement for Shareholder Approval.....................................9
               Markets  and Prices  for the  Shares of the  Parties  and  Related
               Shareholder Matters...........................................................9
        Risk Factors Applicable to the Acquisition..........................................10
        The Acquisition.....................................................................12
               Background...................................................................12
               Reasons for the Acquisition..................................................14
               Fairness Opinion.............................................................15
               Acquisition Financing........................................................16
               Promissory Notes.............................................................17
               Resales of Common Stock......................................................17
               Lock-up of Common Stock......................................................18
               Interest of Certain Persons in the Acquisition...............................18

        The Acquisition Agreement...........................................................18

               General......................................................................18
               Acquisition  of the EDL  Common  Stock,  the STL  Purchased  Assets and the STL
               Shareholder Non-Competition Agreements.......................................19
               STL Shareholder Non-Competition Agreements...................................19
               Employment Agreements........................................................20
               Cash Earn-Out................................................................20
               Representations and Warranties of the Parties................................21
               Additional Covenants of the Parties..........................................22
               Indemnification Provisions...................................................23
               Liquidated Damages...........................................................24
               Termination and Waiver.......................................................24
               Conditions Precedent to the Obligation of the Parties to Consummate the
               Acquisition..................................................................25

               Conditions of the Closing....................................................25
        Description of EDL and STL..........................................................26
               EDL..........................................................................26
               STL..........................................................................27
        Exceptional Recent Earnings History of EDL and STL..................................29
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION......................................31
        Index to Financial Statements.......................................................32
        Unaudited Pro Forma Consolidated Balance Sheet (December 31, 1997)..................33
        Unaudited Pro Forma Consolidated Income Statement (December 31, 1997)...............35
        Unaudited Pro Forma Consolidated Income Statement (September 30, 1997)............  36
        Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
        Statements..........................................................................37
        Notes and Management's Assumptions to Unaudited Pro Forma Consolidated
               Financial Statements (continued).............................................38
ADDITIONAL INFORMATION......................................................................39
               Cautionary Statement concerning Forward-Looking Statements...................39
               Additional Information About the Company.....................................39
INFORMATION CONCERNING INDEPENDENT AUDITORS.................................................40
SHAREHOLDER PROPOSALS.......................................................................40
OTHER MATTERS...............................................................................41

                         PARAVANT COMPUTER SYSTEMS, INC.

                            1615A WEST NASA BOULEVARD
                            MELBOURNE, FLORIDA 32901

                         P R O X Y   S T A T E M E N T
                       FOR SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 26, 1998

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Paravant Computer Systems, Inc. (the "Company" or "PCS"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, "Proxies") for use at the special meeting to be held at the time and place shown in the attached Notice of Special Meeting of Shareholders and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the accompanying Proxy will first be sent or given to shareholders on approximately May 19, 1998.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

RECORD DATE AND VOTING SECURITIES

     The record date for the determination of holders of common stock, par value $0.015 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Special Meeting is April 30, 1998 (the "Record Date"). As of the Record Date ___________ shares of Common Stock were outstanding. Holders of record of Common Stock as of the Record Date will be entitled to one vote for each share held on each matter to be acted upon. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of determining the presence of a quorum for transacting business, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but have not voted.

VOTING OF PROXIES

     Shares represented by properly executed Proxies, if returned in time and not revoked, will be voted in accordance with the directions contained therein. If no direction is given in the Proxy, the shares represented thereby will be voted: (i) for approval of the amendment to the articles of incorporation to change the name of the Company to Paravant Inc. (the "name change"); (ii) for approval of the acquisition under the terms of the Acquisition Agreement (the "Acquisition"); and (iii) on any other matter that may properly be brought before the Special Meeting in accordance with the judgment of the person or persons voting such Proxies.

     The execution of a Proxy will in no way affect a shareholders's right to attend the Special Meeting and to vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Special Meeting, or if the shareholder attends the Special Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Any later dated Proxies will revoke Proxies submitted earlier.

SOLICITATION OF PROXIES

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and regular employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of April 24, 1998, the beneficial ownership of shares of Common Stock by (i) each person who is known to the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and each executive officer of the Company who served as the Company's Chief Executive Officer in its last fiscal year, the year ended September 30, 1997, and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year and (iii) all of the Company's officers and directors as a group:


                                                                                 PERCENTAGE OF
                                                     AMOUNT AND NATURE OF     OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)           BENEFICIAL OWNERSHIPS(2)        OWNED(3)
---------------------------------------            ------------------------    -----------------
Krishan K. Joshi(4)(5)       .......                       2,235,468                27.5%
Richard P. McNeight(5)       .......                       1,031,145                11.9%
William R. Craven(5)         .......                         511,984                 6.0%
Michael F. Maguire(5)        .......                          46,500                 * %
John P. Singleton(5)         .......                          69,000                 * %
Lary J. Beaulieu(5)          .......                         226,202                 2.8%
Kevin J. Bartczak(5)         .......                          45,000                 * %
All officers and directors as a group (7 persons) (4)(5)   3,719,451                42.6%

------------------------------
     Less than 1%

(1) The address of each such person is c/o Paravant Computer Systems, Inc., 1615A West Nasa Blvd., Melbourne, Florida 32901.

(2) A person is deemed the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based on 8,116,867 shares of Common Stock outstanding on April 24, 1998, and with respect to each holder of options or warrants exercisable within 60 days, the shares represented by such options or warrants. If the Acquisition is approved and consummated 3,950,000 additional shares of Common Stock will be issued as consideration for the Acquisition which would have the effect of increasing the outstanding shares by 48.7%, to an aggregate of 12,066,867 shares, correspondingly reducing the percentage ownership of the persons listed in the table, resulting in the ownership of more than 5% of the then outstanding Common Stock by each of four shareholders of the entities being acquired, and increasing the then total ownership by the then officers and directors of the Company to approximately 51%. See "Summary of the Acquisition - Parties to the Transaction - EDL/STL Shareholders Who Will Become More Than 5% Shareholders."

(4) Includes 2,191,854 shares of Common Stock held by UES Florida, Inc. ("UES Florida"), a wholly owned subsidiary of UES, Inc. ("UES"). Mr. Joshi, Chairman and Chief Executive Officer of the Company, is the Chairman and a director of UES, of which he owns 58% of the shares of its common stock and which, as a result, he controls. With respect to the 2,191,854 shares held by UES Florida, 445,848 of such shares are subject to an option granted by UES Florida to Mr. Joshi. Both UES and UES Florida have offices at 4402 Dayton-Xenia Road, Dayton, OH 45432.

(5) Includes options obtained from UES Florida covering 148,617 shares for Mr. McNeight, 297,231 shares for Mr. Craven and 445,848 shares for Mr. Joshi. Includes options granted under the Company's Incentive Stock Option Plan, as amended (the "Incentive Plan"), covering 193,334 shares for Mr. McNeight, 53,334 shares for Mr. Craven, 40,000 shares for Mr. Beaulieu and 45,000 shares for Mr. Bartczak, options for 188,050 shares of Common Stock granted to Mr. McNeight and 5,032 shares of Common Stock granted to each of Mr. Craven and Mr. Beaulieu under a nonqualified stock option plan which plan has been terminated, options granted under the Nonemployee Directors' Stock Option Plan (the "Directors' Plan") covering 22,500 shares for Mr. Maguire and 15,000 shares for Mr. Singleton, other nonqualified special stock options covering 8,000 shares for each of Messrs. Maguire and Singleton granted on November 20, 1997, all of which options are currently exercisable and warrants held by Mr. Singleton which are presently exercisable for 25,000 shares. Excludes options granted under the Incentive Plan covering 84,666 shares for Mr. McNeight, 59,666 shares for Mr. Craven, 38,000 shares for Mr. Beaulieu, 25,000 shares for Mr. Bartczak and 30,000 shares for other officers and directors, all of which options are not exercisable within 60 days of the date of this Proxy Statement.

SHAREHOLDER AGREEMENTS

     Each of Messrs. Joshi, McNeight and Craven have separately agreed with Company to vote the shares of Common Stock as to which each of them has voting control (which in the case of Mr. Joshi includes the shares held by UES Florida) in favor of the Acquisition to be presented at the Special Meeting. Each of them has also indicated to the Company his intention to vote in favor of the name change proposal which is also to be considered at the Special Meeting. As of April 24, 1998 the shares under the voting control of Messrs. Joshi, McNeight and Craven aggregated 2,892,999, or 35.6% of the outstanding Common Stock.

                    PROPOSAL 1: NAME CHANGE TO PARAVANT INC.

     The Board of Directors has approved, and recommends to the shareholders for approval, an amendment to the articles of incorporation which would change the corporate name of the Company from Paravant Computer Systems, Inc. to Paravant Inc.

REASONS FOR THE PROPOSAL

     Consistent with the long range plans of the Board of Directors to further diversify the business activities of the Company in the defense, communications and related electronics industry, the Board has recommended a change in the name of the Company from Paravant Computer Systems, Inc. to Paravant Inc. in order to present a corporate identity which is not limited solely to the Company's present core business. Currently, the Company's core business consists of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies. The Board plans to diversify the Company's business activities through expansion or acquisition. For example, if the acquisition proposal which is to be acted upon at the Special Meeting is approved and implemented, the Company will expand its activities by acquisition to include design, modification and marketing of avionics equipment for military use and design, modification and marketing of digital signal processing equipment for government intelligence and related operations. The proposal for the name change is not contingent upon approval of the acquisition proposal. It is the intention of the Board to pursue the diversification of the Company's business through acquisition or expansion whether or not the present proposal is approved.

     The Board has selected and recommends to the shareholders approval of the proposed name, Paravant Inc., based upon the Board's judgment that Paravant Inc. will present an identity which retains the Company's established reputation for quality and performance in its current core business while, at the same time, not limiting its corporate identity to its present business. The trading symbols for the Company's securities, "PVAT" for the Common Stock, and "PVATW" for the Common Stock warrants would not be affected by the proposed change in the name of the Company and the currently outstanding share certificates bearing the name Paravant Computer Systems, Inc. would continue to represent shares of the Company following the change in its name to Paravant Inc. If the proposal to change the name of the Company is approved by the shareholders, the name change will be implemented by filing a name change amendment to the Company's articles of incorporation within thirty days after the Special Meeting.

APPROVAL BY SHAREHOLDERS

     The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote thereon is required to approve the amendment to the articles of incorporation to change the name of the Company from Paravant Computer Systems, Inc. to Paravant Inc. Shares of Common Stock that are designated to "abstain" and shares which are subject to broker non-votes with respect to approval of the name change will not be considered as votes cast with respect to approval of the name change.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AFOR' APPROVAL OF THE NAME CHANGE.

      YOUR PROXY WILL BE VOTED AFOR' APPROVAL UNLESS YOU SPECIFY OTHERWISE.

                     PROPOSAL 2: APPROVAL OF THE ACQUISITION

     The Board of Directors has approved, and recommends that the shareholders approve, the acquisition (the "Acquisition") by the Company of all of the capital stock (the "EDL Common Stock") of Engineering Development Laboratories, Incorporated ("EDL") and substantially all of the business and operating assets (the "STL Purchased Assets") of Signal Technology Laboratories, Inc. ("STL") under the terms of the Acquisition Agreement dated as of March 31, 1998 (the "Acquisition Agreement") between the Company, EDL, STL, and the shareholders of EDL and STL, James E. Clifford, Edward W. Stefanko, C. David Lambertson, C. Hyland Schooley, Leo S. Torresani and Peter Oberbeck (Messrs. Clifford, Stefanko, Lambertson, Schooley and Torresani and Dr. Oberbeck, collectively, the "EDL/STL Shareholders"). The acquisitions of the EDL Common Stock and STL Purchased Assets will occur simultaneously at the closing under the Acquisition Agreement (the "Closing") and neither of such acquisitions will occur without the other.

     Shareholders of the Company should read the information concerning the Acquisition which is included in this Proxy Statement following the statement of the recommendation of the Board of Directors before deciding how to vote on the Acquisition proposal. See "Summary of the Acquisition," "Risk Factors Applicable to the Acquisition," "The Acquisition," "The Acquisition Agreement," "Description of EDL and STL," "Unaudited Pro Forma Consolidated Financial Information," and "Additional Information."

REASONS FOR THE PROPOSAL

     The Board of Directors is committed to further diversify the business activities of the Company in the defense, communications and related electronics industry in the belief that such diversification can provide increased revenues and profitability and reduce the Company's dependence on revenues generated solely from its present customer base. The Board has further determined that any such diversification is a logical expansion into a larger market which is distinguishable from, but compatible with its existing defense related business. After its review of the business and prospects of EDL and STL during the initial negotiations, and subsequently during the Company's due diligence investigation, the Board unanimously approved the Acquisition. The Board believes that the Acquisition will result in a major expansion of the Company's customer base, increase the Company's revenues and profits, diversify the business of the Company and provide a basis for further related growth which will be in the best interests of the Company and its shareholders.

APPROVAL BY SHAREHOLDERS

     The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote thereon is required to approve the Acquisition Agreement and the acquisitions provided for therein (collectively, the "Acquisition"). Shares of Common Stock that are designated to "abstain" and shares which are subject to broker non-votes with respect to approval of the Acquisition will not be considered as votes cast with respect to approval of the Acquisition.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE ACQUISITION AGREEMENT, AND THE ACQUISITION PROVIDED FOR THEREIN, BY THE UNANIMOUS WRITTEN CONSENT OF ALL OF THE DIRECTORS AND HAS DETERMINED THAT THE TERMS OF THE ACQUISITION AGREEMENT ARE FAIR TO, AND THAT THE ACQUISITION IS IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ACQUISITION.

      YOUR PROXY WILL BE VOTED "FOR" APPROVAL UNLESS YOU SPECIFY OTHERWISE.

                   PRO FORMA BOOK VALUE AND EARNINGS PER SHARE

     The Acquisition, on a pro forma basis, will dilute net tangible book value per share and increase earnings per share. The historical net tangible book value of the Company at December 31, 1997 was $8,151,123 or $1.02 per share. Net tangible book value per share is determined by dividing the tangible net worth of the Company, consisting of tangible assets (total assets exclusive of capitalized offering costs and intangible assets) less total liabilities, by the number of shares outstanding at December 31, 1997. The pro forma net tangible book value per share at December 31, 1997 was $8,654,943 or $.73. The pro forma net tangible book value per share is determined by dividing the tangible net worth of the Company (assuming the acquisition occurred on October 1, 1996), consisting of pro forma tangible assets (total assets exclusive of intangible assets) less pro forma total liabilities, by the number of shares outstanding at December 31, 1997 (assuming the 3,950,000 shares to be issued in the acquisition were outstanding.) The impact of the acquisition on a pro forma basis will be dilutive to the net tangible book value per share from $1.02 to $.72. The impact of the acquisition will increase both basic and diluted earnings per share on a pro forma basis. The pro forma impact of the acquisition on earnings per share for the most recent year ended September 30, 1997 and the most recent interim period ended December 31, 1997 are as follows:

                                                         Historical     Pro Forma
                                                         ----------     ----------
Tangible Net Book Value per share at December 31, 1997     $1.020       $ .725
Earnings per share
    Year ended September 30, 1997
        Basic                                              $ .100       $ .612
        Diluted                                              .100         .445
    Quarter ended December 31, 1997
        Basic                                              $ .025       $ .297
        Diluted                                              .017         .224


                           SUMMARY OF THE ACQUISITION

THE PARTIES TO THE TRANSACTION

     The Company. Paravant Computer Systems, Inc. will be the purchaser of the EDL Common Stock and STL Purchased Assets under the terms of the Acquisition Agreement. The Company is a Florida corporation, which is engaged in the business of design, manufacture, repair and sale of ruggedized, portable computers and communications interfaces utilized in outdoor and medical settings, customized computer systems and medical computer assemblies. The Company sells its products, directly or indirectly, to the U.S. and foreign military establishments, large aerospace and military contractors, government agencies regulating environmental, geologic and forestry matters, certain state departments of transportation, forest products companies, and medical device manufacturers. In the Acquisition, through its acquisition of the EDL Common Stock, the Company will acquire EDL as a wholly owned subsidiary. After the Acquisition EDL will be operated as a wholly owned subsidiary of the Company. On January 30, 1998 the Company caused the incorporation of STL of Ohio, Inc. ("STL Ohio"), as an Ohio corporation and a wholly owned subsidiary of the Company, for the purpose of receiving the STL Purchased Assets in the Acquisition. In the Acquisition the STL Purchased Assets will be acquired by STL Ohio. After the Acquisition, STL Ohio will be operated as a wholly owned subsidiary of the Company.

     The principal executive offices of the Company are located at 1615A West Nasa Boulevard, Melbourne, Florida 32901 and its telephone number is (407) 727-3672.

     Additional information relating to the Company, including information with respect to the Company's management, business, properties, legal proceedings and Common Stock, is incorporated by reference into this Proxy Statement from the Company's filings with the Securities and Exchange Commission ("SEC"). See "Additional Information About the Company".

     EDL. EDL is an Ohio corporation which is engaged in the business of design, modification, and marketing avionics equipment for military use. EDL also owns approximately 56% of the capital stock of STL. See "The Acquisition - Description of EDL and STL."

     EDL is a privately held corporation. The EDL Common Stock is owned by Messrs. Clifford, Stefanko and Lambertson. Mr. Clifford is a former director of the company. Under the terms of the Acquisition Agreement the EDL Common Stock will be sold to the Company by Messrs. Clifford, Stefanko and Lambertson. The principal executive offices of EDL are located at 4391 Dayton-Xenia Road, Dayton, Ohio 45432 and its telephone number is (937) 429-7411.

     STL. STL is an Ohio corporation which is engaged in the business of design, modification, and marketing digital signal processing equipment for government intelligence and related operations. See "The Acquisition - Description of EDL and STL."

     STL is a privately held corporation. EDL owns approximately 56% of the capital stock of STL and the other shares are owned by Messrs. Schooley, Torresani and Dr. Oberbeck. Under the terms of the Acquisition Agreement, the STL Purchased Assets will be sold to the Company by STL and transferred to the Companys subsidiary, STL Ohio. In accordance with the Acquisition Agreement, and prior to the Acquisition, the shares of STL owned by EDL will be distributed to the shareholders of EDL. The principal executive offices of STL are located at 4393 Dayton-Xenia Road, Dayton, Ohio 45432 and its telephone number is (937) 429-7472.


     The EDL/STL Shareholders. Each of the EDL/STL shareholders are parties to the Acquisition Agreement. Under the terms of the Acquisition Agreement, upon the Closing, the EDL/STL Shareholders will enter into the employment agreements with the Company provided for in the Acquisition Agreement (the "Employment Agreements"), Messrs. Schooley, Torresani and Dr. Oberbeck will also enter into the separate long-term non-competition agreements with the

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



Company provided for in the Acquisition Agreement (the "STL Shareholder Non-Competition Agreements"), and Messrs. Clifford, Schooley and Stefanko will be appointed to the Company's Board of Directors.

     EDL/STL Shareholders Who Will Become Directors. The following paragraphs set forth information with regard to Messrs. Clifford, Schooley and Stefanko, who will be appointed as directors of the Company following the Closing under the terms of the Acquisition Agreement.

     Mr. Clifford, age 61, has served as President of EDL since 1989. From 1983 to 1989 he served as a vice president at Systems Research Laboratories. After 23 years of service specializing in Special Operations Forces, he retired from the U.S. Air Force at the rank of Colonel in 1983. Mr. Clifford holds Bachelor's and Master's of Science degrees in electrical engineering from Oklahoma State University. He served as a director of the Company from 1995 until December, 1997. For the Acquisition, Mr. Clifford will receive 882,166 shares of Common Stock. Mr. Clifford currently owns 13,500 shares of Common Stock.

     Mr. Schooley, age 64, has served as President of STL since 1990. From 1962 to 1990 he served in various engineering and management capacities at Systems Research Laboratories. Mr. Schooley holds a Bachelor of Science degree in Electrical Engineering from the University of Missouri (Columbia). Mr. Schooley will receive 651,750 shares of Common Stock for the Acquisition. Mr. Schooley currently owns 1,000 shares of Common Stock.

     Mr. Stefanko, age 57, has served as Executive Vice President, Secretary and Treasurer of EDL since 1988. From 1990 to 1998 he served as Secretary and Treasurer of STL. Mr. Stefanko holds a Bachelor of Science degree in Physics and a Master of Business Administration from the University of Dayton. For the Acquisition, Mr. Stefanko will receive 882,167 shares of Common Stock.

     EDL/STL Shareholders Who Will Become More Than 5% Shareholders. As consideration for the Acquisition the Company will issue an aggregate of 3,950,000 shares of Common Stock, 2,646,500 shares of which will be divided equally among Messrs. Clifford, Stefanko and Lambertson as EDL Common Stock Sale Consideration and 1,303,500 shares of which will be divided among Messrs. Schooley and Torresani and Dr. Oberbeck, 1/2, 1/4 and 1/4, respectively, as STL Shareholder Non-Competition Agreement Consideration. As a result of the issuance of the 3,950,000 shares for the Acquisition, and assuming that the otherwise outstanding shares of Common Stock as of that date was the same as the 8,116,867 shares which were outstanding on April 24, 1998, Messrs. Clifford, Lambertson, Stefanko and Schooley would then each become holders of more than 5% of the then outstanding Common Stock. Each of such persons would then hold the following number of shares and percentage of total outstanding shares: (i) Mr. Clifford, 895,616 shares (including 13,500 shares owned prior to the Acquisition), 7.4%;
(ii) Mr. Lambertson, 882,166 shares, 7.3%; (iii) Mr. Stefanko, 882,166 shares, 7.3%; Mr. Stefanko, 882,166 shares, 7.3%; and (iv) Mr. Schooley, 652,750 shares (including 1,000 shares owned prior to the Acquisition), 5.4%. Messrs. Clifford, Stefanko and Schooley, the EDL/STL Shareholders who will be named as directors of the Company as a result of the Acquisition would hold an aggregate of 2,430,533 shares, which together with the 3,719,451 shares held by the current officers and directors of the Company would aggregate 6,149,984 shares, or approximately 51% of the total then outstanding shares of the Company.

HOW THE ACQUISITION WILL BE COMPLETED

    At the Closing, the following will take place:

          Messrs. Clifford, Stefanko and Lambertson will deliver the EDL Common Stock to the Company in exchange for the EDL Common Stock Sale Consideration consisting of the following:

          An aggregate of $4,650,000 in cash;

          Promissory notes in the aggregate amount of $3,238,000; and

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          An aggregate of 2,646,500 shares of Common Stock;

          STL will deliver the STL Purchased Assets to the Company in exchange for the STL Purchased Assets Consideration consisting of the following:

          The Assumption by the Company of the liabilities designated in the Acquisition Agreement as the "Assumed Liabilities," which as of April 24, 1998 were estimated to be nominal in amount;

          $1,700,000 in cash; and

          The contingent future payment of the "Cash Earn-Out" as defined in the Acquisition Agreement.

          Messrs. Schooley and Torresani and Dr. Oberbeck will deliver the STL Shareholder Non-Competition Agreements to the Company in exchange for the STL Shareholder Non-Competition Agreement Consideration consisting of the following:

          An aggregate of $2,350,000 in cash;

          Promissory notes in the aggregate amount of $1,562,000; and

          An aggregate of 1,303,500 shares of Common Stock.

          The Company and the EDL/STL Shareholders will enter into and deliver the Employment Agreements.

FAIRNESS OPINION

     In deciding to approve the Acquisition, the Company's Board of Directors considered, among other things, opinions from RAS Securities Corp., members of the National Association of Securities Dealers, Inc. (the "NASD") and the American Stock Exchange, Inc. concerning the value of the Common Stock to be issued as a portion of the consideration for the Acquisition and the fair market value of the businesses and assets of EDL and STL to be acquired in the Acquisition. See "The Acquisition - Fairness Opinion."

FINANCING THE ACQUISITION

     The Company intends to finance the cash portion of the consideration to be paid by it in the Acquisition. See "The Acquisition - Acquisition Financing."

     The balance of the consideration to be paid by the Company for the Acquisition will consist of promissory notes and Common Stock and the Cash Earn-Out to be paid from the revenues of the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

     The goodwill recorded by the Company for the acquisition of the STL Purchase Assets is deductible over a fifteen year period. The goodwill recorded by the Company for the acquisition of the EDL Common Stock is not deductible for tax purposes. The cost of the STL Shareholder Non-Competition Agreements is deductible over fifteen years.

ACCOUNTING TREATMENT OF THE TRANSACTION

     The Acquisition will be accounted for using the purchase method under generally accepted accounting principles for accounting and financial reporting purposes. The amounts allocated to the assets acquired are based on

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

management's estimate of their fair values with the excess of purchase price over fair value allocated to goodwill. The value of the Common Stock issued in connection with the Acquisition will be based on a separate valuation of the shares taking into consideration the effect of price fluctuations, quantities of shares traded and issuance costs. Additional goodwill may be recorded by the Company for the Cash Earn-Out for the fiscal years ended September 30, 2000 to September 30, 2003 contingent upon the achievement of specified pre-tax earnings. Goodwill will be amortized over a fifteen year period.

RESALES OF COMMON STOCK

     All of the shares of Common Stock to be issued in the Acquisition will be considered "restricted securities" under federal securities laws and will be subject to the "lock-up" provision of the Acquisition Agreement. Consequently, the transferability of such shares by their holders will be limited following the Closing. See "The Acquisition-Resales of Common Stock" and "The Acquisition
- Lock-Up of Shares."

ABSENCE OF DISSENTERS' RIGHTS

     The Company is incorporated in the State of Florida, and accordingly, is governed by the provisions of the Florida Business Corporation Act (the "FBCA"). Shareholders of the Company are not entitled to dissenters' rights to dissent from and obtain payment of the fair value of their shares under the FBCA with respect to the Acquisition.

NASD REQUIREMENT FOR SHAREHOLDER APPROVAL

     The By-Laws of the NASD require that the Company obtain the approval of its shareholders in connection with a transaction, other than a public offering, involving the sale or issuance by the Company of Common Stock (or securities convertible into, or exercisable for, Common Stock) equal to twenty percent or more of the Common Stock, or twenty percent or more of the voting power of the Company's securities, which were outstanding before the issuance of the Common Stock in the Acquisition. As a result, even though the Acquisition is not required to be approved by the shareholders of the Company under the terms of the FBCA, such shareholder approval is required under the terms of the By-Laws of the NASD to which the Company is subject.

MARKETS AND PRICES FOR THE SHARES OF THE PARTIES AND RELATED SHAREHOLDER MATTERS

     The shares of Common Stock commenced trading on the Nasdaq Stock Market National Market under the symbol "PVAT" on June 3, 1996. The range of high and low reported closing sales prices for the Common Stock as reported by Nasdaq (reflecting inter dealer prices, without retail mark-up, markdown or commission and not necessarily representing actual transactions) since the commencement of trading were as follows:

                                                                  High           Low
                                                                  ----         -------
    June 3, 1996 to June 30, 1996(1).............................$5-3/8         $1-7/8
    July 1, 1996 to September 30, 1996(1)........................$6-3/8         $4-5/8
    October 1, 1996 to December 31, 1996.........................$8             $4-15/16
    January 1, 1997 to March 31, 1997............................$7-3/8         $5
    April 1, 1997 to June 30, 1997...............................$7             $3
    July 1, 1997 to September 30, 1997...........................$6-5/8         $3
    October 1, 1997 to December 31, 1997........................ $5-3/32        $3-3/8
    January 1, 1998 to March 31, 1998.........  .................$4             $2-11/16
    April 1, 1998 to April 23, 1998..............................$2-31/32       $1-15/16

------------------

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(1)  On July 25, 1996, the Company effected the Stock Split. Following the Stock
     Split, each holder of record of Common Stock on July 22, 1996 received two additional shares of Common Stock for each share held on such date. In connection with the Stock Split, each outstanding Warrant to purchase one share of Common Stock at an exercise price of $6.00 per share was converted into three Warrants, each to purchase one share of Common Stock at an exercise price of $2.00 per share. All share prices listed above are after giving effect to the Stock Split.

     On March 30, 1998, the last trading day prior to the public announcement of the Acquisition, the sale prices for the Common Stock as reported by Nasdaq ranged from a high of $3 per share to a low of $2-11/16 per share.

     On April 24, 1998, as reported by the Company's transfer agent, shares of Common Stock were held by 91 record holders, including several holders who are nominees for an undetermined number of beneficial owners. Based upon past requests by nominee holders for materials to be forwarded to beneficial owners, the Company estimates that there are more than 1,200 beneficial owners of Common Stock.

     The Company has not paid any dividends on its shares of Common Stock and intends to follow a policy of retaining any earnings to finance the development and growth of its business. Accordingly, it does not anticipate the payment of cash dividends in the foreseeable future. However, the payment of dividends, if any, rests within the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, its capital requirements and its overall financial condition.

     EDL and STL are each privately held corporations and there is no public trading in the shares of either of such corporations.

                   RISK FACTORS APPLICABLE TO THE ACQUISITION

   Each shareholder of the Company should carefully consider and evaluate the following factors, among others, before voting on the Acquisition proposal.

          Exceptional Earnings of EDL and STL. During recent periods, including the periods consisting of the fiscal year ended September 30, 1997 and the interim fiscal quarter ended December 31, 1997, the revenues and earnings of EDL and STL were materially higher than those of earlier periods. Management of the Company has attempted to realistically and fairly evaluate results of operations for these recent periods in relation to those of prior periods and reasonable expectations for periods following the Closing in determining to pursue the Acquisition and in determining the consideration to be paid for the Acquisition. Management's evaluation of the results of recent periods may not have been adequately discounted with the result that the Acquisition could be less favorable to the Company and its shareholders than anticipated by management when formulating its recommendation for approval.

          Ability to Transition Business of STL. After the Closing, it is the intention of the parties to refer and transition customers and business of STL to STL Ohio. A major part of such business may not be transferable from STL without the consent of the other contracting party. There is no assurance that such consent will be granted.

          Dependence Upon Acquired Management. The continuing successful operation of the businesses to be acquired in the Acquisition is largely dependent upon the retention of the EDL/STL Shareholders and other key management personnel of EDL and STL as employees of EDL and STL Ohio following the Closing. Because the businesses being acquired represent a diversification of the Company's business functionally and geographically, the loss from a key management position of one or more of the EDL/STL Shareholders or of any other key management personnel from EDL or STL Ohio could have an adverse effect on one or both of the acquired businesses and upon the realization of the benefits anticipated from the Acquisition.

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     Integration of Operations: Management of Growth. In determining that the
     Acquisition is in the best interests of the Company, the Company's Board of Directors has assumed the continuation of the business of EDL, after it becomes a subsidiary of the Company, and the continuation of the business of STL after it is transferred to STL Ohio, and that such business can be assimilated into the operations of the Company with relative ease. Under the terms of the Employment Agreements to be entered into at the Closing, the Company will employ the EDL/STL Shareholders to continue their management of the acquired operations in a largely autonomous manner and with minimal direct oversight by the Company's Board of Directors and executive officers. The Cash Earn-Out provisions of the Employment Agreements are intended to provide a major incentive to the EDL/STL Shareholders to maximize the profitability of the acquired operations, however, the difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the acquired businesses may cause an interruption of, or a loss of momentum in, the Company's business, which could have an adverse effect on the revenues and operating results of the combined Company. There is no assurance that the combined entity will be able to retain all of its key management and other operating personnel or that the combined entity will realize any of the other anticipated benefits of the Acquisition.

     Dilution; Voting Control. The Company will issue an aggregate of 3,950,000 shares of Common Stock as consideration for the Acquisition which would represent approximately 48.7% of the number of shares of Common Stock outstanding as of April 24, 1998. Accordingly, the Acquisition will have the effect of substantially reducing the percentage voting interest in the Company prior to the Acquisition. The substantial ownership of Common Stock by the EDL/STL Shareholders, as a group, after the Acquisition will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by the Company's shareholders. Following the Acquisition, the ownership of Common Stock by the EDL/STL Shareholders who will become directors together with the present officers and directors of the Company and their affiliates will then represent approximately 51% of the outstanding shares of the Company. Such concentrations of ownership of the Common Stock may make it difficult or impossible for other shareholders of the Company to successfully advocate or oppose matters which may be submitted for shareholder action. Such ownership may also have the effect of delaying, deterring or preventing a change in control of the Company without the consent of such major shareholders. In addition, sales of Common Stock by such major shareholders could result in a change in control of the Company.

     Pro Forma Effect on Book Value and Earnings Per Share. On a pro forma basis, the Acquisition will have a dilutive effect on book value per share of the Company as of December 31, 1997 while increasing earnings per share. See "Pro Forma Book Value and Earnings Per Share." The extent of dilution or enhancement to the Company's shareholders with respect to future book value and earnings per share will depend on the actual results achieved by the Company following the Acquisition as compared with the results that could have been achieved by the Company on a stand-alone basis over the same period in the absence of the Acquisition transactions. There is no assurance as to such future results, and, accordingly, as to whether the Acquisition will ultimately be dilutive or accretive to the Company's future book value per share or earnings per share.


     Resales of Common Stock and Market Volatility. The Company will issue and deliver an aggregate of 3,950,000 shares of Common Stock as consideration for the Acquisition. Such additional shares would represent, in the aggregate, approximately 49% of the number of shares outstanding as of April 24, 1998. The shares to be issued in the Acquisition will be considered "restricted securities" under applicable securities laws, thereby limiting the resale of such shares into the public market. All of such shares will, however, become eligible for sale in the public market in accordance with SEC Rule 144 or 145 ("Rule 144 or 145") one year following the Closing with certain volume and manner of sale limitations continuing for only one year thereafter (except as to shares held by persons deemed to be affiliates of the Company). In addition, the Company has agreed o file a registration to register the shares with the SEC within twelve months after the Closing. Because such shares are also restricted by the lock-up provisions of the Acquisition Agreement, it

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     is not anticipated that such shares would be offered for sale until at least 18 months after the Closing. As of April 24, 1998, approximately 4,980,698 shares, or 61.4% of the outstanding shares of Common Stock, is held by nonaffiliates of the Company. Trading in the Common Stock has historically been limited, and there can be no assurance that a more active trading market for the Common Stock will develop or be sustained. Because of the limited trading liquidity in the Common Stock, the market price of the Common Stock has been vulnerable to significant fluctuations in response to very limited market trading in such shares. The market price of the Common Stock will remain subject to significant fluctuations in response to such factors as well as in response to operating results and other factors affecting the stock market generally. The stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of the issuers. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock in the future.



     Government Regulation and Contracts. Commercial enterprises engaged primarily in supplying equipment and services, directly or indirectly, to the United States government (including the Company, EDL and STL) are subject to special risks such as dependence on government appropriations, termination without cause, contract renegotiation and competition for the available Department of Defense ("DoD") business. In the opinion of the respective managements of the Company, EDL and STL, none of their respective entities has a material amount of its business as DoD contracts that are subject to renegotiation in the foreseeable future and none of them is aware of any proceeding to terminate material DoD contracts in which their respective entities may be indirectly involved. Some of the Company's contracts provide for the right to audit its cost records and are subject to regulations providing for price reductions.

     Continuing Dependence Upon a Limited Customer Base; Competition. The Acquisition is expected to result in a diversification of the Company's business and a major expansion of its customer base. The respective businesses of EDL and STL are distinguishable from the Company's existing defense-related business, however, because the respective businesses of EDL and STL are also concentrated primarily in military and government-related business, the business of the Company after the Acquisition, although more diversified with an expanded customer base will continue to be subject to the risks related to such business and the competition for such business from other sources. See "the Acquisition - description of EDL and STL."

                                 THE ACQUISITION

 BACKGROUND

     The Company was incorporated as a Florida corporation on June 25, 1982. In early 1983 the Company commenced business operations offering only engineering services for computer applications, modifying computer hardware and other equipment and developing special software applications for its customers. It also served as a value-added reseller for a Japanese manufacturer of portable computers. In the mid 1980's the Company began designing and developing its first rugged computer under a special contract from the U.S. Department of Defense Small Business Innovative Research Program. Subsequently, it designed, developed and produced other computer related products.

     Currently, the Company is a manufacturer of ruggedized, portable computers and communications interfaces utilized in outdoor and medical settings. The Company also offers extensive customization services to modify its standard products to the specific needs of end users. The Company's laptop and hand-held processors are designed and built to function in adverse environments under harsh weather, climate and operational conditions. The products of the Company are sold to U.S. and foreign military establishments, other government agencies and commercial enterprises.

     In order to increase the Company's access to capital markets and enhance opportunities for further growth, the Company undertook and completed an initial public offering of Common Stock in June, 1996. In connection with its determination to undertake the public offering, the Board of Directors determined to pursue, as a long-range goal, further expansion and diversification of the Company's business in the defense, communications and related electronics

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industry. The Board concluded that such diversification would most likely be achieved through the Company's acquisition of one or more established businesses. Any such businesses should be engaged in activities which would be distinguishable from, but compatible with, the existing business of the Company and should represent a logical expansion of the Company's business. It was also the intention of the Board that a significant portion of the acquisition price for any such acquisition should consist of Common Stock and that incentives be provided to retain the proven management personnel of any such business.

     During the second quarter of 1997, Krishan K. Joshi, Chairman of the Board of Directors of the Company, and Mr. Clifford, who at that time was a member of the Board of Directors of the Company, began to explore the mutual opportunities that might result from the acquisition by the Company of EDL. Mr. Clifford was, and is, a member of the Board of Directors, executive officer, and major shareholder of EDL. Mr. Clifford serves as President of EDL and is the owner of 1/3 of the EDL Common Stock. Because of his association with Mr. Clifford as a director of the Company and his long personal and business friendship with Mr. Clifford, Mr. Joshi was generally knowledgeable about the business of EDL. Similarly, the other members of the Board of Directors of the Company, because of their association with Mr. Clifford as a director of the Company, had some knowledge concerning the business of EDL. In addition to his position as Chairman of the Board and Chief Executive Officer of the Company, Mr. Joshi's principal occupation is Chairman of the Board and Chief Executive Officer of UES, Inc., an Ohio corporation ("UES"). Mr. Joshi maintains his office in the principal executive offices of UES which are located at 4401 Dayton-Xenia Road, Dayton, Ohio 45432. Mr. Clifford maintains his office in the principal executive offices of EDL, which are also located in the same building.

     After initial discussions between Messrs. Joshi and Clifford, and between other members of the Board of the Company and Mr. Clifford, the Board concluded that the possible acquisition of EDL might be consistent with the diversification and expansion goals of the Board and that possible acquisition should be pursued further. STL is a majority owned subsidiary of EDL, which owns approximately 56% of the STL capital stock. During subsequent discussions Messrs. Joshi and Clifford suggested that consideration also be given to the acquisition of minority interest in STL, which is owned by Messrs. Schooley and Torresani and Dr. Oberbeck. The principal executive offices of STL are located in the same building as those of EDL and UES and Messrs. Joshi and Clifford were well acquainted with the management and operations of STL. After initial discussions between Mr. Joshi, Mr. Clifford and Messrs. Schooley and Torresani and Dr. Oberbeck, Mr. Joshi recommended, and the Company's Board of Directors agreed, to pursue the possible acquisition of the businesses of both EDL and STL.

     On November 20, 1997 the Company's Board of Directors adopted a resolution authorizing negotiations with EDL, STL and all of the EDL/STL Shareholders for the purpose of pursuing the terms of a letter of intent providing for the acquisition by the Company, after completion a satisfactory due diligence investigation by the parties. Mr. Clifford, as a director of the Company, abstained from the vote taken by the Company's Board of Directors. Following the November 20, 1997 meeting of the Company's Board, Mr. Joshi and the other executive officers of the Company devoted a substantial amount of time and effort in conducting an initial due diligence investigation of EDL and STL and in the formulation of an initial acquisition proposal. During this period, the Company and EDL and STL mutually exchanged preliminary due diligence information. In order to assure a candid consideration of the merits of the proposed acquisitions, and to avoid any possible conflict with Mr. Clifford's duties as a member of the Company's Board in connection with the Board's consideration of the proposed acquisitions, Mr. Clifford resigned as a director of the Company on December 30, 1997.


     Mr. Clifford has continued to serve as a director and President of EDL and was directly involved in the formulation of EDL's negotiations with the Company toward the development of the initial and subsequent letters of intent and EDL's agreement to the terms of the Acquisition Agreement. Mr. Clifford, as an EDL/STL Shareholder, is also a party to the Acquisition Agreement and, as such, will be entitled to his pro rata share of the consideration to be paid for the Acquisition, and will enter into an Employment Agreement with the Company upon consummation of the Acquisition transaction. After his resignation as a director of the Company, Mr. Clifford's negotiations directly with the Company concerning the proposed acquisitions were comparable to those of the other EDL/STL Shareholders. Edward W.

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Stefanko, a director, Executive Vice President, and a shareholder of EDL, served as the principal negotiator for EDL, STL and the EDL/STL Shareholders in the negotiations with the Company concerning the Acquisition.

     On September 19, 1997, the Board of Directors of the Company approved and agreed to the terms of a non-binding letter of intent providing for the drafting of a definitive acquisition agreement for the acquisition of EDL and STL. During the period from September 19, 1997 until January 23, 1998 several drafts of acquisition agreements were proposed by the parties and negotiations between the Company and EDL and STL continued. An amended letter of intent was signed by the Company and the representative of EDL and STL on January 23, 1998. A further amended letter of intent was signed on February 13, 1998. Following telephone conference meetings of the Board members and the executive officers of the Company, during which the executive officers provided the directors with information concerning the negotiations and discussions, due diligence and other information with respect to the determination of management's recommendation for approval, the Company's Board of Directors, in a unanimous action by written consent, approved the acquisition agreement which was executed by the parties on March 31, 1998. On March 31, 1998 the Company issued a press release announcing the proposed Acquisition. On April 23, 1998 the parties amended and restated the acquisition agreement as the Acquisition Agreement dated as of March 31, 1998 (the "Acquisition Agreement"). The parties have continued to exchange information and coordinate activities to prepare for the Company's Special Meeting of shareholders and for the anticipated consummation of the Acquisition.

     After approximately September 1, 1997, the Company was assisted by outside legal counsel in its negotiations with EDL, STL and the EDL/STL Shareholders, and in the formulation and drafting of the letters of intent and the Acquisition Agreement. The Board of Directors also engaged the services of RAS Securities Corp. to conduct a financial analysis of the proposed acquisitions and to render an opinion as to the fairness of the terms of the proposed acquisition to the Company and its shareholders from a financial point of view.

     During the period from September 19, 1997 through the signing of the Acquisition Agreement, EDL and STL were represented in negotiations with the Company by the direct involvement of their respective executive officers and the EDL/STL Shareholders. As noted above, Mr. Clifford was instrumental in the initial consideration of the proposal and Mr. Stefanko subsequently served as the principal negotiator for EDL and STL and their respective shareholders. EDL and STL have been assisted by outside legal counsel throughout the negotiations.

REASONS FOR THE ACQUISITION

     The Board of Directors and executive officers of the Company believe that the terms of the Acquisition are fair to, and in the best interests of, the Company and the shareholders of the Company. In reaching its determination to approve the Acquisition, the Board identified and analyzed the following factors and potential benefits, among others, relating to the Acquisition:

     alternatives for growth in the defense and related electronics industry, including internal development, which the Board viewed as less advantageous due to the current full commitment of the Company's management to current business activities, concentration of the Company's management experience in the Company's current business activities, the Company's limited development resources and the uncertainty of the success of such development efforts, none of which appeared to present the opportunity that the acquisition of EDL and STL presented;

     the strategic value of diversifying the business activities of the Company by adding the military avionics business of EDL and the digital signal processing business of STL;

     the expectation that the businesses of EDL and STL will be compatible with, and complementary to, the Company's computer related business and that the Acquisition may be viewed favorably by investors as a logical expansion and diversification of the Company's business;

     information concerning the Company's, EDL's and STL's respective prospects, financial performance, financial condition, assets and operations;

     the financial terms of the Acquisition and its possible effect on future earnings;

     the opinion of RAS Securities Corp. that the value of the EDL Common Stock, STL Purchased Assets, and the STL Shareholder Non-Competition Agreements is in excess of the value of the cash, promissory notes and Common Stock to be paid by the Company as consideration for the Acquisition; and

     a review with the Company's outside legal counsel of the terms of the Acquisition Agreement.

     Following its deliberations concerning such factors, the Company's Board concluded that the Acquisition may increase the long-term prospects of the Company for continued growth, may increase stockholder value, and is in the best interests of the Company and its shareholders financially and strategically.

     The Company's Board also considered a variety of potentially negative factors in its deliberations concerning the Acquisition, including (i) the recognition that the revenues and profits of EDL and STL in recent periods are probably in excess of those that may be expected after the Acquisition (ii) the possible dilutive effect of the issuance of the Common Stock in the Acquisition;
(iii) the additional debt of the Acquisition Financing to be incurred by the Company to carry out the Acquisition; (iv) the transaction costs and costs of integrating the businesses to be acquired in the Acquisition; (v) the risk that, despite the obtaining of the Employment Agreements, key personnel of EDL and/or STL may not be retained by the Company causing an adverse effect on the continuing business operation acquired in the Acquisition; (vi) the risk that key business contracts or relationships of STL may not be transferred to STL Ohio in connection with the Acquisition reducing the realization of the value sought to be obtained by the Acquisition; and (vii) the risk that other benefits sought to be obtained by the Acquisition might not be obtained.

     Given the variety of factors, both positive and negative, considered by the Company's Board, the Board did not quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the Company's Board may have given different weights to the various factors considered. The Board of Directors was unanimous in its approval of the Acquisition under the terms of the Acquisition Agreement.

FAIRNESS OPINION

     RAS Securities Corp. ("RAS") was requested by the Company to render its opinion (the "Common Stock Value Opinion") as to the value and fairness (from a financial point of view) of the Common Stock which will be issued as a portion of the consideration to be paid by the Company in the Acquisition for the acquisition of the EDL Common Stock, the STL Purchased Assets, and the STL Shareholder Non-Competition Agreements under the terms of the Acquisition Agreement. The Company also requested the opinion (the AEDL/STL Value Opinion`) of RAS as to the value and fairness (from a financial point of view) of the proposed acquisition of the EDL Common Stock, the STL Purchased Assets, and the STL Shareholder Non-Competition Agreements.

     In arriving at its Common Stock Value Opinion, RAS reviewed (relied upon, and assumed, without independent investigation or verification) the Company's Form 10-KSB for the fiscal year ended September 30, 1997 and the Company's Form 10-QSB for the quarter ended December 31, 1997; preliminary unaudited financial statements of EDL/STL for the year ended December 31, 1997 and unaudited financial statements of EDL/STL for the year ended December 28, 1996 (the "EDL/STL financial statements"); the acquisition agreement dated March 31, 1998 (the "Agreement"); the trading activity and the market maker activity for the Common Stock for the period from June 3, 1996 through March 15, 1998; and reviewed and analyzed companies and trading activity and transactions similar to the Acquisition ("comparable company acquisition"). Based upon its review and its analysis of the information reviewed RAS expressed its opinion that the Common Stock to be paid as a portion of the purchase price for the Acquisition has a value of $1.40-1.76 per share, taking into consideration, amongst other material things, (i) its illiquid and unregistered state; (ii) the relatively thin volume in the Common Stock compared to the 3,950,000 shares to be issued for the Acquisition; (iii) the few large and consistent market-makers in the shares; and (iv) the restrictive nature of the shares in that none of the 3,950,000 shares will be free trading prior to the end of the eighteen month "lock-up."

     In arriving at its EDL/STL Value Opinion, RAS reviewed (relied upon, and assumed, without independent investigation or verification) the Agreement; the EDL/STL financial statements; comparable company acquisitions; the financial projections for EDL/STL; and performance and valuations of small defense electronic companies that are publicly held. After calculating implied values from the harmonic mean averages of comparable companies using the market capitalization approach (i.e., the market value of the equity, plus long and short term debt, less cash and cash equivalents), RAS expressed its opinion that as of the date of and immediately following the closing of the Acquisition (assuming such closing takes place in July of 1998) the "fair market value" of the business and assets of EDL/STL as a going concern is substantially in excess of the consideration, before the Cash Earn-Out (which may be substantial, see "The Acquisition Agreement - Cash Earn-Out"), to be paid by the Company for the Acquisition.

     Based upon the Common Stock Value Opinion of $1.40-1.76 per share, the aggregate value of the 3,950,000 shares of Common Stock to be issued for the Acquisition would be $5,530,000-6,952,000 and resulting aggregate value of the Common Stock together with the $8,700,000 in cash and $4,800,000 in promissory notes, the total Acquisition consideration to paid by the Company at the Closing would be $19,030,000-20,452,000. Given the conclusion in the EDL/STL Value Opinion that the value of the business and assets of EDL/STL to be acquired is substantially in excess of the consideration, before the Cash Earn-Out (which would be paid from the EDL/STL earnings), to be paid by the Company, the Board of Directors of the Company has concluded that the Acquisition will be fair to the Company and its shareholders from a financial point of view. The opinions of RAS are directed to fairness, from a financial point of view, of the terms of the Acquisition to the Company and do not constitute a recommendation of the Acquisition over other courses of action that may be available to the Company or constitute a recommendation as to how any shareholder should vote with respect to approval of the Acquisition transaction.

     RAS is a member of NASD and the American Stock Exchange and has its principal office at 50 Broadway, New York, New York 10004. RAS was selected to render the subject opinions by the Board of Directors of the Company after considering a number of similarly qualified firms. The amount of consideration to be paid for the Acquisition was determined by the Company.

ACQUISITION FINANCING

     The Company intends to finance the cash portion of the consideration to be paid by the Company at the Closing. The Company has received a conditional commitment from National City Bank, Dayton, Ohio for floating rate financing in an amount up to $14,000,000 (the "Acquisition Financing") under a revolving line of credit with a maturity date of December 31, 2000 convertible thereafter to five year term debt. The Acquisition Financing would be secured by a first security interest in accounts, contract rights, inventory, equipment and other security reasonably requested by the lender. It is anticipated that the loan agreement applicable to the Acquisition Financing will include various loan covenants and restrictions of a customary nature. Such covenants and restrictions, while the Acquisition Financing is outstanding, under certain circumstances, may limit the ability of the Company to pay cash dividends, undertake additional acquisitions, make certain changes in the Company's management, or otherwise limit obligations undertaken by, or operations of, the Company.

     The ability of the Company to close the Acquisition transaction is dependent upon the Company's obtaining the Acquisition Financing or other financing in a comparable amount from another source. Under the terms of the Acquisition Agreement, the availability of the Acquisition Financing is not a condition to the Company's obligation to close the Acquisition transaction.

PROMISSORY NOTES

     A portion of the Acquisition consideration will consist of promissory notes in the aggregate amount of $4,800,000. Each of the notes will be a subordinated note which is subordinate and junior to any indebtedness of the Company to National City Bank, Dayton, Ohio. Each of the notes will bear interest at 8% per annum based upon a 365 day year and the principal amount of each such note will be payable in 12 equal quarterly payments, together with the interest thereon, with the first such quarterly payment to be due on October 1, 1998 and subsequent quarterly payments will be payable on January 1, 1999, April 1, 1999 and July 1, 1999 and on each October 1, January 1, April 1, July 1 and October 1 thereafter until July 1, 2001, when the entire principal sum and all accrued interest will be due and payable in full. The notes may be prepaid at any time without penalty. Each of the notes also provides a right of set-off to the Company against the payee for amounts due the Company from the payee as damages under the Acquisition Agreement or of a covenant not to compete between the payee and the Company.

RESALES OF COMMON STOCK

     All of the shares of Common Stock to be issued in connection with the Acquisition will be deemed to be "restricted securities" as that term is defined in Rule 144. As a consequence, such shares may not be sold, pledged or otherwise transferred by the holders thereof except in transactions permitted by the resale provisions of Rules 144 and 145 or as otherwise permitted under the federal Securities Act of 1933, as amended (the "1933 Act"). Resales of Common Stock will also be restricted by the further restrictions on transferability included in the "lock-up" provision of the Acquisition Agreement referred to in the following section of this Proxy Statement. See "Risk Factors Applicable to Acquisition Resales of Common Stock and Market Volatility."

     In general, under Rules 144 and 145, during the first year following the closing of the Acquisition, any person receiving shares of Common Stock in the Acquisition would be able to sell or otherwise transfer such shares only pursuant to an effective registration statement under the 1933 Act or in compliance with an exemption from the registration requirements of the 1933 Act. During the second year following the receipt of such shares, such person would be entitled to sell such shares only through unsolicited "brokers' transactions" or in transactions directly with a "market maker" as such terms are defined in Rule 144. Additionally, the number of shares to be sold by such person (together with certain related persons) within any three-month period for the purposes of Rules 144 and 145 could not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. The Rules 144 and 145 will remain available, however, if the Company remains current with its informational filings with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Two years after the closing of the Acquisition a person who received Common Stock in the Acquisition would be able to sell such Common Stock without such manner of sale or volume limitations, provided that the Company was then current with its 1934 Act informational filings and such person had not been an "affiliate" as defined in Rule 144, for at least three months prior to such sale. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by, or under common control with, the Company, and may include certain officers and directors of the Company as well as principal shareholders of the Company.

     In order to help assure compliance with Rules 144 and 145 and the 1933 Act, a provision of the Acquisition Agreement, to which each of the persons who will receive shares of Common Stock in the Acquisition is a party, includes the agreement of such persons to be bound by the transfer restrictions which are applicable to the shares as restricted securities, to also be bound by the lock-up, and to accept share certificates representing such shares bearing transfer restriction legends providing notice of such transfer restrictions.

     Under the terms of the Acquisition Agreement, the Company has agreed to file a registration statement to register the Common Stock issued for the Acquisition within 12 months of the Closing, and in no event later than the release of the "lock-up" of the shares.

LOCK-UP OF COMMON STOCK

     Under the terms of the Acquisition Agreement, the shares of Common Stock which are issued in the Acquisition may not be sold, transferred, hypothecated or pledged by the holder thereof for a period of eighteen months following the closing of the Acquisition unless such "lock-up" period is terminated by reason of the occurrence of a "Fundamental Event" as defined in the Acquisition Agreement. A Fundamental Event is generally defined to include certain transactions in which control of the Company might be transferred, more than twenty percent of the Company's interest in EDL or STL Ohio might be disposed of by the Company, or either UES or Mr. Joshi disposes of more than a specified number of shares of Common Stock.

INTEREST OF CERTAIN PERSONS IN THE ACQUISITION

     Beaver Creek Enterprises, an Ohio partnership among certain UES employees, including Mr. Joshi, owns the building located at 4391 Dayton-Xenia Road, Dayton, Ohio 45432 which is leased to UES. The principal executive offices of EDL and STL are located in this building and are rented under separate leases with UES. The offices of EDL are rented pursuant to a lease dated November 26, 1996 between UES and EDL for a lease term beginning December 1, 1996 and ending on November 30, 1999. On December 1, 1997 rental payments under the lease increased from $9,780 per month to $10,000 per month. From December 1, 1998 through November 30, 1999 rental payments will be $10,225 per month. For the one year period ended September 30, 1997, EDL made lease payments to the partnership in the aggregate amount of $117,360. The offices of STL are rented pursuant to a lease between UES and STL dated August 1, 1996, as amended through October 1, 1997. As amended, the lease provides for rental payments of $6,220 per month, for a lease term which continues through July 31, 1999 and includes an option to renew for an additional three year period with a maximum additional rental cost of up to 3% for the three additional years. For the one year period ended September 30, 1997, STL made lease payments to the partnership in the aggregate amount of $54,450.

     Mr. Clifford, a director, executive officer and shareholder of EDL, served as a director of Company until his resignation on December 30, 1997. See "The Acquisition - Background." Mr. Clifford is also a shareholder of EDL and a party to the Acquisition Agreement. He will be entitled to consideration paid for the Acquisition and will enter into an Employment Agreement in accordance with the terms of the Acquisition Agreement.

     Under the terms of the Acquisition Agreement, upon the Closing, the Board of Directors of the Company shall increase the number of directors constituting the Company's Board by three directors and shall appoint Messrs. Clifford, Stefanko and Schooley as directors of the Company to fill the vacancies created by such increase. Such appointed directors shall be appointed as directors of the Company to serve until the 1999 annual meeting of the Company's shareholders. The Board of Directors of the Company shall establish the number of directors to constitute the Board of Directors to be elected at the 1999 annual meeting at eight directors and shall designate Messrs. Clifford, Stefanko and Schooley as three of the management nominees for election as directors at the 1999 annual meeting.

                            THE ACQUISITION AGREEMENT

GENERAL

     The Acquisition Agreement (which includes as Exhibits, the Employment Agreements and the STL Shareholder Non-Competition Agreements) is the legal document that governs the Acquisition. The Acquisition Agreement provides for the Acquisition by the Company of the EDL Common Stock, the Acquisition by the Company (through its subsidiary STL Ohio) of the STL Purchased Assets and delivery to the Company of the STL Shareholder Non-Competition Agreements, all in exchange for the assumption by the Company of certain liabilities of STL (the "Assumed Liabilities"), the delivery by the Company of the aggregate of $8,700,000 in cash, the delivery by the Company of promissory notes in the aggregate amount of $4,800,000, the issuance delivered by the Company of an aggregate of 3,950,000 shares of Common Stock, and the undertaking by the Company of the obligations in the Acquisition

Agreement, including, among others, the obligation to pay the Cash Earn-Out and to enter into the Employment Agreements.

THE DESCRIPTION IN THIS SECTION OF THE ACQUISITION AGREEMENT IS QUALIFIED BY REFERENCE TO THE FULL AGREEMENT WHICH HAS BEEN FILED AS AN EXHIBIT TO THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED WITH THE SEC ON APRIL 28, 1998. A COPY OF SUCH REPORT MAY BE OBTAINED BY FOLLOWING THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT UNDER THE HEADING "ADDITIONAL INFORMATION".

     If the Acquisition proposal is approved by the shareholders of the Company, the Closing of Acquisition transaction is expected to be consummated on July 1, 1998, but the parties may mutually agree to extend the closing date to not later than July 31, 1998 or until not later than ninety days thereafter if required to comply with the requirements of the Hart-Scott-Rodino Anti-Trust Improvements Act.

ACQUISITION OF THE EDL COMMON STOCK, THE STL PURCHASED ASSETS AND THE STL SHAREHOLDER NON-COMPETITION AGREEMENTS

     The EDL Common Stock will be acquired by the Company at the Closing from Messrs. Clifford, Stefanko and Lambertson., each of whom shall receive a 1/3 individual share of the EDL Common Stock Sale Consideration. The EDL Common Stock Sale Consideration shall consist of $4,650,000 in cash, promissory notes aggregating $3,238,000 and an aggregate of 2,646,500 shares of Common Stock.

     The STL Purchased Assets shall include substantially all of the assets and business of STL, including, but not limited to, fixed assets, inventory, intellectual property and goodwill, and cash and accounts receivable up to an aggregate amount of $850,000, and excluding cash in excess of the $850,000 aggregate agreed upon amount of cash and receivables, contract backlog, funded deferred compensation and other income. The STL Purchased Assets will be acquired from STL by the Company through its subsidiary STL Ohio (referred to in the Acquisition Agreement as "NewSTL") in exchange for the Company's payment to STL of the STL Purchased Assets Consideration. The STL Purchased Assets Consideration shall consist of the assumption of the Assumed Liabilities (which are expected to be nominal), the payment of $1,700,000 in cash, and the obligation, after the Closing, to pay the Cash Earn-Out to the extent, if any, that it is earned in accordance with the terms of the Acquisition Agreement. The Cash Earn-Out, if any, will be paid by the Company to STL, which may assign its right to receive the Cash Earn-Out to the shareholders of STL (which at the time of the Closing will include all of the EDL/STL Shareholders). STL's right to receive the Cash Earn- Out may be assigned to the shareholders of STL pro rata in accordance with their share ownership of STL.

STL SHAREHOLDER NON-COMPETITION AGREEMENTS

     At the Closing, the Company will enter into separate non-competition agreements (the "STL Shareholder Non- Competition Agreements") with Messrs. Schooley and Torresani and Dr. Oberbeck, each of whom was an individual shareholder of STL as of the date of the Acquisition Agreement. The STL Shareholder Non-Competition Agreements, in each case, preclude the agreeing party from competing for a period of 15 years from the date of the Closing with the Company or its subsidiaries throughout the United States of America or its possessions or territories or elsewhere throughout the world in the Company's business, EDL's business or the business of STL which was included in the STL Purchased Assets.

     The STL Shareholder Non-Competition Agreements will be delivered at the Closing by Messrs. Schooley and Torresani and Dr. Oberbeck for the Company's payment of the STL Shareholder Non-Competition Agreement Consideration. The STL Shareholder Non-Competition Agreement Consideration shall consist of an aggregate of $2,350,000 in cash, promissory notes in the aggregate amount of $1,562,000 and an aggregate of 1,303,500 shares of Common Stock. The STL Shareholder Non-Competition Agreement Consideration shall be paid in a 1/2 individual share to Mr. Schooley and 1/4 individual shares to each of Dr. Oberbeck and Mr. Torresani.

EMPLOYMENT AGREEMENTS

     At the Closing, each of the EDL/STL Shareholders will enter into an Employment Agreement with the Company. The terms of each such Employment Agreement includes the agreement of the Company to employ such EDL/STL Shareholder (the "Employee") for a period of forty-two months and the Employee commits to be employed for a period ending no later than December 31, 2000. The Employee is entitled to terminate his employment at any time if he recommends a qualified replacement to perform his job responsibilities and the other EDL/STL Shareholders who are then employees of the Company approve, and the Company approves, such qualified replacement. If the Company's consent is unreasonably withheld, no damages would be payable, however, the Employee would be entitled to any Cash Earn-Out provided for in the Acquisition Agreement which should have been paid as a performance bonus or additional compensation. If the Employee terminates his employment prior to December 31, 2000 (other than by reason of death or disability) without approval of the Company, he will forfeit his share of the Cash Earn-Out for any Cash Earn-Out period ending after the date on which he terminates his employment. Each of the Employment Agreements provides for the employment of the Employee in the same, or a substantially similar, position to that held by him in EDL or STL prior to the Acquisition except that Mr. Clifford, who has served as President of EDL, will become Executive Vice President, Secretary and Treasurer and Chief Operating Officer of STL Ohio and Mr. Stefanko, who has served as Executive Vice President, Secretary and Treasurer of EDL, will become President and Chief Executive Officer of EDL. The salary rates and other compensation and benefits under the Employment Agreements are substantially the same as those provided to the EDL/STL Shareholders prior to the Acquisition. The salary rates payable under the Employment Agreements range from $126,700 to $169,300 per year. Each of the Employment Agreements also includes a covenant pursuant to which the Employee agrees that during the term of employment and for a period of five years thereafter, he shall not (except on behalf of the Company or a subsidiary of the Company while employed by the Company or a subsidiary, or otherwise in accordance with the Company's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States of America with Company's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by the Company or any subsidiary of the Company as of the date of the Employment Agreement or in which the Company employs the Employee during his employment under the Employment Agreement.

CASH EARN-OUT

     The Cash Earn-Out which may be paid as part of the STL Purchased Assets Consideration will be determined for each of the Company's fiscal years beginning with the fiscal year to be ended September 30, 1999 and ending with the fiscal year ending September 30, 2003 based upon the combined pre-tax earnings of EDL and STL Ohio to be calculated and distributed as provided in the Acquisition Agreement. The combined pre-tax earnings of EDL and STL Ohio will be calculated from the operating results of EDL and STL Ohio included in the financial statements of the Company prepared in accordance with General Accepted Accounting Principals ("GAAP") and SEC Regulation S-X ("Regulation S-X") and subject to certain allocations of costs between the Company and EDL and STL Ohio agreed upon by the parties.

     Under the terms of the Acquisition Agreement, the combined pre-tax earnings of EDL and STL Ohio, to the extent they are earned, will be distributed among the Company and STL, or its assignees (in either case, referred to in the table as "STL"), as shown in the table below.


---------------------------------------------------------------------------------------------------
                                             Distribution of Pre-Tax Earnings
---------------------------------------------------------------------------------------------------
Cash            Period            Period            Period            Period            Period
Recipient       Closing-          10/1/99 -         10/1/00 -         10/1/01 -         10/1/02 -
                9/30/99           9/30/00           9/30/01           9/30/02           9/30/03
---------------------------------------------------------------------------------------------------
Company         100%              First $7.5        First $7.5        First $6.8        First $8
Only                              Million           Million           Million           Million
---------------------------------------------------------------------------------------------------
STL             None              Next $2.5         Next $2.5         Next $1.7         Next $2
Only                              Million           Million           Million           Million
---------------------------------------------------------------------------------------------------
Split                             Then Split        Then Split        Then Split        Then Split
Company         None              40%               40%               50%               50%
STL                               60%               60%               50%               50%

---------------------------------------------------------------------------------------------------


     The Cash Earn-Out shall be accelerated upon the happening of a "Fundamental Event" as defined in the Acquisition Agreement. Generally, the events included within the definition of a Fundamental Event involve a change of control of the Company resulting from the sale or merger of the Company, a disposition by the Company of more than twenty percent of either EDL or STL Ohio (based upon the then fair market value thereof), or the sale by UES and/or Mr. Joshi of an aggregate of more than 800,000 shares of Common Stock prior to January 1, 2000 (excluding sales by UES to Mr. Joshi or other executive officers of the Company under presently outstanding options granted by UES to such persons). Upon the happening of a Fundamental Event, the Cash Earn-Out shall be accelerated as if the remaining Earn-Out Periods had been completed with pre-tax earnings for the year in which such acceleration occurred to be calculated as the greater of the actual pre-tax earnings to the date of acceleration or $10,000,000 paid thereafter for each of the other remaining uncompleted Earn-Out Periods, the Earn-Out shall be calculated as if such Earn-Out Period had been completed with pre-tax earnings of $10,000,000. In addition, any shares of the Company which are "locked-up" pursuant to the Lock-Up will be released from such lock-up as of the date of such acceleration. With respect to the shares of Common Stock issued as STL Purchased Assets Consideration or STL Shareholder Non-Competition Agreement Consideration, the party or parties entitled thereto, have the option prior to the Closing to elect to receive such Common Stock in its entirety at the Closing or in installments.

     Warrants for the purchase of Common Stock have been issued by the Company and are presently outstanding. If any of such warrants are called by the Company for redemption, cancellation, exercise or conversion, the Company, unless prohibited under the terms of any applicable warrant agreement or credit agreement, shall apply fifteen percent of the net proceeds, if any, received by the Company (after deduction of any directly related expenses) as a lump sum payment to reduce the principal amount of the promissory notes issued by the Company in connection with the Acquisition.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     The Acquisition Agreement contains certain customary comprehensive representations and warranties of EDL and its shareholders and of STL and its shareholders. Such representations and warranties include representations and warranties with respect to the corporate status, financial condition, business, operations, and assets of each of the entities and certain other matters with respect to the employees, employee benefit plans and employee relations of each of them. The liability of the shareholders of each of EDL and STL for breaches of representations and warranties given by them are subject, in each case, to the proration among such shareholders and, the further limitation of a "basket" of $66,667 below which, the case of each of EDL and STL, the parties giving such representations and warranties will have no obligations for breaches thereof. With respect to any representational warranty applicable to the STL Purchased Assets, indemnification shall also be limited to damages for which a notice of claim shall have been delivered to the Company by not later than one year after the closing of the Acquisition transaction and shall not exceed an aggregate amount (exclusive of any amount payable under the Liquidated Damages provisions of the Acquisition Agreement). With respect to all claims for indemnification other than with respect to a representation of warranty applicable to the STL Purchased Assets, indemnification shall be limited to damages for which a notice of claim shall have been delivered to the Company by not later than three years after the closing of the Acquisition transaction and shall not exceed an aggregate amount (exclusive of any amounts paid as STL Purchased Assets indemnification) of $1,500,000 and shall be recoverable solely as a set off against amounts otherwise payable to the indemnifying parties under the Cash Earn- Out or under the promissory notes given as consideration for the Acquisition. With respect to any claim against STL or any of the shareholders of STL or EDL for failure to perform an obligation to consummate the closing of the Acquisition, the Liquidated Damages provision referred to below shall be the sole and exclusive remedy available to the Company.

     The Acquisition Agreement also contains certain customary purchaser representations and warranties of the Company with respect to the corporate status, capitalization, financial condition, business, operation and assets of the Company, reliability of the Company to the shareholders of EDL and STL and to STL for damages resulting from breaches of representations, warranties and agreements for the Company contained in the Acquisition Agreement is limited to damages for which a notice of claim shall have been delivered to the Company by not later than three years after the closing of the Acquisition transaction and shall not exceed the aggregate amount of $3,000,000 for damages for which a notice of claim shall have been delivered within one year from the closing of the Acquisition transaction. Thereafter, for the balance of the period until three years after the closing of the Acquisition transaction, such limitation shall be reduced to an aggregate amount of $1,500,000 less any amount of damages previously paid by the Company.

ADDITIONAL COVENANTS OF THE PARTIES

     The Acquisition Agreement, in addition to the covenants and agreements contained in the representations and warranties given by the parties referred to in the preceding sections of this Proxy Statement, also includes covenants of EDL, STL and the shareholders of EDL and STL to grant the Company access to the books and records, personnel and properties of EDL and STL and to cooperate with the Company in the preparation of financial statements, proxy materials and any required regulatory filings which are necessary to implement the Acquisition. These covenants also include a covenant to conduct the business of EDL and STL only in the ordinary and usual course, to use best efforts to preserve each such entity's business organization, staff and goodwill, to assure the continued accuracy of the representations and warranties given, and to refrain from negotiating with any party other than the Company for the possible acquisition of such entity during the period of time from the signing of the Acquisition Agreement until the Closing. During the same period, the Company also covenants to grant to EDL and STL and the EDL/STL Shareholders access to the books, records and property of the Company, to use its best efforts to assure that its representations and warranties continue to be true, that it will cause the incorporation of STL Ohio for the purpose of receiving the STL Purchased Assets at the Closing, and to refrain from any changes in the capitalization of the Company or the compensation of its officers and directors, except as agreed upon by the parties.

     With respect to action occurring after the Closing, the Acquisition Agreement includes covenants of the EDL/STL Shareholders, and of STL as an entity, to the effect that such parties will cooperate and use their reasonable efforts to transition existing customers, consign work in progress and transfer specified inventory, assist in the transfer of employees and the transfer of assets and technology of STL to STL Ohio. Such covenants also relate to the referral of new business to STL Ohio, the subcontracting to STL Ohio of the existing business backlog of STL at an agreed upon discount and reimbursement rate, the grant to STL of a limited license for the use of required intellectual property to complete certain orders of STL (which are not transferrable), and a covenant requiring the discontinuation, dissolution and liquidation of STL as soon as practicable after the Closing.

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     The covenants of the Company to be performed after the Closing include the agreement to pay the Cash Earn-Out to the extent it may be earned under the provisions of the Acquisition Agreement to file a registration statement to register the Common Stock paid for the Acquisition within twelve months of the Closing, to appoint Messrs. Clifford, Schooley and Stefanko as directors of the Company to serve until the 1999 annual meeting of shareholders (and to designate such persons as management nominees for election as directors at the 1999 annual meeting), to provide health insurance coverage for the EDL/STL Shareholders until such persons are eligible for Medicare (which coverage is to be of equal value to the health insurance provided to such persons as employees of EDL or STL prior to the Closing) and to authorize the operation of EDL and STL Ohio as separate corporate entities with a prescribed autonomy and management until completion of the last Earn-Out Period provided for in the Acquisition Agreement.

     Generally, the autonomy and management covenants given by the Company provide that each of EDL and STL Ohio shall report to the Chief Executive Officer of the Company (the "CEO") and the Company's Board of Directors (the "BOD") and that it is not the intention of the parties that the CEO or BOD become involved in the day to day management, nor create a review and approval process for other than annual business plans of EDL and STL Ohio whereby either EDL or STL Ohio cannot conduct business in a meaningful way. Consistent with legal, regulatory, administrative and contractual requirements applicable to EDL and STL Ohio, the CEO and BOD shall periodically review the business activities and performance of EDL and STL Ohio. The Company shall make available to EDL and STL Ohio, solely for the use of EDL and STL Ohio, an operating line of credit in an aggregate total maximum amount of $1,500,000, meaning that EDL and STL Ohio would share their liquidity positions as has been the past practice of EDL and STL. In the event that EDL and STL Ohio do not maintain an acceptable annual performance minimum of $7,000,000 of pre-tax earnings per year or fail to comply with, or cause EDL or STL Ohio to fail to comply with, legal, regulatory, administrative or contractual requirements applicable to EDL and STL Ohio, the CEO and BOD may direct the management of EDL and STL Ohio to the extent required so long as such deficiency in performance or non-compliance shall continue and no provision of the autonomy and management covenants shall restrict the authority of the BOD. Such covenants of the Company also shall permit EDL and STL Ohio to retain the employee benefit plans which were available to their respective employees prior to the Closing for a minimum of three years following the Closing, preclude for a period of five years from the Closing of the moving of the aggregate principal operations of EDL and STL Ohio to any location outside a twenty mile radius from the incorporated limits of Dayton, Ohio without the consent of a majority of the EDL/STL Shareholders, permit the distribution of existing funding non-qualified executive deferred compensation plans of EDL and STL and authorize the establishment of similar plans for EDL and STL Ohio after the Closing at no less favorable terms or economic value. The Company also covenants to employ (or cause STL Ohio to employ) the employees of STL at the levels agreed upon in the Acquisition Agreement and to grant such employee's credit for time worked at STL for purposes of vacation and other "fringe benefits" as if such employees had been employed by the Company (or STL
Ohio) during such time.

INDEMNIFICATION PROVISIONS

     Under the terms of the Acquisition Agreement, the EDL/STL Shareholders and STL, as an entity (the "Company Indemnifying Parties"), have agreed to indemnify the Company in each of its subsidiaries and each of its and their respective directors, officers, employees, agents, successors and assigns against damages imposed upon any of them by reason of any breach or representation, warranty, covenant or agreement made by any of the Company Indemnifying Parties or in connection with any liability of STL which is not among the Assumed Liabilities. The representations and warranties and the covenants given by the Company Indemnifying Parties and limitations with respect to such indemnification are generally outlined above under "Representation and Warranties of the Parties." The Liquidated Damages provisions referred in a following paragraph of this section of the Proxy Statement also includes possible indemnification obligations of the Company Indemnifying Parties.

     Under the terms of the Acquisition Agreement, the Company has agreed to indemnify the EDL/STL Shareholders and STL for damages imposed upon any of them by reason of any breach or representation, warranty, covenant or agreement made by the Company. The representations and warranties and the covenants given by the Company and limitations with respect to such indemnification are generally outlined above under "Representation and Warranties of

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the Parties". The Liquidated Damages provisions referred in a following paragraph of this section of the Proxy Statement also includes the possible indemnification obligations of the Company.

LIQUIDATED DAMAGES

     If the EDL/STL Shareholders or the Company do not perform their respective obligations to consummate the Acquisition as required by the Acquisition Agreement, other than as a result of such party exercising its right to terminate the Acquisition Agreement in accordance with the terms of the Acquisition Agreement, such non-performing party or parties will be obligated to pay the other party liquidated damages in the aggregate amount of $1,000,000. The parties to the Acquisition Agreement mutually agreed that such liquidated damages would be the sole and exclusive remedy for any such possible failure of a party to perform its respective obligation to consummate the Acquisition because (i) it was not possible on the date of the Acquisition Agreement to ascertain the damages which would result from a failure to consummate the Acquisition; and (ii) any such damages might reasonably be expected to be at least $1,000,000 given the inability to predict the value on the intended Closing date of either the consideration to be given by the Company for the Acquisition or the value of EDL or of the STL Purchased Assets as of that date.

     If the Acquisition is not consummated because one or more of the EDL/STL Shareholders does not carry out his respective obligation to consummate the closing as required by the Acquisition Agreement (other than because of reason which is not within his reasonable control) then the $1,000,000 liquidated damage amount together with reasonable collection fees, costs and expenses will be payable, jointly and severally, by such non-performing EDL/STL Shareholder, or EDL/STL Shareholders, to the Company.

     If the Acquisition is not consummated because (i) the Company does not carry out his respective obligation to consummate the Closing as required by the Acquisition Agreement (other than because of reason which is not within its reasonable control) or (ii) the Acquisition shall not have been approved by the shareholders of the Company pursuant to a vote in which any of Mr. Joshi or Richard P. McNeight, William R. Craven (each of whom is an executive officer, director and shareholder of the Company) or UES, Inc. or any of its subsidiaries (which, in each case, are affiliates of Mr. Joshi) shall not have voted all of such person's or entity's shares for approval, the Company shall pay to the EDL/STL Shareholders then the aggregate $1,000,000 liquidated damage amount together with reasonable collection fees, costs and expenses. If payable by the Company, the aggregate liquidated damages amount will by payable in equal 1/6th individual shares to each of the EDL/STL Shareholders.

TERMINATION AND WAIVER

     In accordance with its terms, the Acquisition Agreement may be terminated any time prior to the Closing by mutual consent of all of the parties to the Acquisition Agreement, solely by the Company if the conditions precedent to the Company's obligation to consummate the Acquisition have not been fulfilled on or prior to the required Closing date, or by EDL, STL and all of the EDL/STL Shareholders if any of the conditions precedent to their obligation to consummate the Acquisition transaction shall not have been fulfilled prior to the required Closing date. In addition, either the Company or all of the EDL/STL Shareholders may terminate the Acquisition Agreement if any legal action shall have been instituted or threatened seeking to restrain or otherwise affect the consummation of the Acquisition transaction which makes it inadvisable, in the judgment of the Company or all of the EDL/STL Shareholders, to consummate the Acquisition transaction.

     Any condition to the performance of the Company, EDL, STL or the EDL/STL Shareholders may be waived in writing at any time on or prior to the Closing by the party entitled to the benefit of such condition.

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CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PARTIES TO CONSUMMATE THE
ACQUISITION

     The obligation of the Company to consummate the Acquisition transaction is subject to the approval of the Acquisition by the Company's shareholders, the truth and correctness of the representations, warranties and covenants of the parties with respect to the value of certain of the STL assets, the net worth of EDL, the amount of the EDL built-in gains tax, and of the other representations and warranties, and the performance of the covenants of EDL, STL and the EDL/STL Shareholders given by them in the Acquisition Agreement. The conditions precedent to the obligation of the Company to close the Acquisition transaction also include the absence of litigation against EDL, STL or the EDL/STL Shareholders which might materially affect the right of the Company to own EDL Common Stock or utilize the STL Purchase Assets, the obtaining by EDL or STL of any third party consent required by the Acquisition Agreement, and the absence of any material change in the business, assets, financial status or prospects of either EDL or STL since December 31, 1997, except for such changes as are agreed upon between the parties. The Company's obligation to close the transaction is also subject to delivery at the Closing of the Employment Agreements and the STL Shareholder Non-Competition Agreements required by the Acquisition Agreement and the delivery of such other certificates and documents, including legal opinions, as the Acquisition Agreement shall require or as the Company or its legal counsel, may have reasonably requested.

     The conditions precedent to the obligation of EDL, STL and the EDL/STL Shareholders to consummate the Closing is subject to the continued accuracy of the representations and warranties of the Company given in the Acquisition Agreement, the performance and compliance by the Company in all material respects with all of its covenants and agreements required by the Acquisition Agreement, and the absence of litigation against the Company which might materially affect the right of the EDL/STL Shareholders to own the Common Stock to be issued in the Acquisition or which might have material adverse effect on the assets, properties and business of the Company. Such conditions precedent also require the Company to have obtained all consents, licenses and permits of third parties necessary for the Company's performance of its obligations under the Acquisition Agreement, that there shall have been no material adverse change in the business, assets, financial status or prospects of the Company since December 31, 1997, and the delivery at the Closing of the Employment Agreements and such other certificates and documents, including legal opinions, as the Acquisition Agreement shall require or as the Company or its legal counsel, may have reasonably requested.

CONDITIONS OF THE CLOSING

     The Closing shall be subject to the following conditions, in addition to the other warranties and covenants contained in the Acquisition Agreement: (i) at the Closing STL shall transfer to STL Ohio $850,000 in aggregate amount of cash and valid receivables in addition to fixed assets, inventory and intellectual property; (ii) in the event the fair market value of the tangible assets included among the STL Purchased Assets combined with the net worth of EDL at the Closing is less than $2,000,000, Mr. Clifford will transfer to the Company such number of shares of Common Stock, at the agreed upon value of $3.50 per share, as shall be required to make up the difference between such Closing value and $2,000,000 (in such event the Company shall grant Mr. Clifford the right for a period of two years following the Closing to purchase at $3.50 per share, the same number of shares as Mr. Clifford shall have transferred to the purchaser to make up such difference); (iii) the maximum amount of indebtedness of EDL at the Closing of which shall have been incurred by EDL for the purpose of distributing to the EDL shareholders a portion of the EDL earnings which had not been previously transferred to them shall not exceed $225,000; (iv) EDL's accrued liability for built-in gains tax as a result of the distribution of the STL shares to the shareholders of EDL for purposes of the calculation of the EDL/STL Purchased Assets Closing value shall be $633,897 less any estimates paid by EDL prior to the Closing for such tax; and (v) any increase in the built-in gains tax to more than $633,897 will be reimbursed to EDL 50% by the Company and 50% by the EDL/STL Shareholders in accordance with their prorata ownership interest in EDL and STL immediately prior to the Closing. The amount of any such increase in the built-in gains tax to be born by parties other than the Company shall be taken out of any Cash Earn-Out payable to them.

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                           DESCRIPTION OF EDL AND STL

EDL

     General. EDL is a manufacturer of various miliary qualified avionics for U.S. and friendly foreign airborne- applications and is a fully qualified source for U.S. military avionics applications. EDL is currently operating under MIL-1-45208A/MIL-Q-9858 with an ISO 9000 pending for hardware and software and has U.S. Government oversight of all operations. Typical programs contain non-recurring engineering for hardware and software subsystems as well as associated aircraft kit installation design. The output of the first phase of the typical program is design drawings and kits for trial installation and kitproofing. The second phase of the typical program involves manufacture of production kits, spare parts and maintenance and operating technical data. The third phase is either design/delivery of field support equipment or service as contractor depot support. In order to accomplish these tasks, EDL utilizes computer aided design and drafting as well as a software development laboratory.

     In general, the EDL approach to program performance consists of all design by EDL engineers to full military standards/specifications with standards, outsourcing of sheetmetal and machine parts fabrication, in-house board stuffing/soldering of development and low rate production printed circuit cards with outsourcing of high volume production boards for auto insertion and wave flow. Final assembly and test is always maintained in house. EDL also generates all technical data (drawings, technical orders and test documents) required by the military. Further, EDL always strives to provide on site field support as well as depot maintenance functions.

     History. EDL commenced business operations in 1984. The initial focus of EDL was high resolution and multisync displays. In early 1988, Edward Stefanko and David Lambertson joined EDL as officers and major shareholders. At this juncture the primary focus was shifted to avionics modernization predominately for the U.S. Air Force Special Operations aircraft systems. The first major programs consisted of redesign and production of flight control hardware and design and production of night vision imaging modification kits for the MH-53 J Pave Low aircraft systems.

     In early 1989, Mr. Clifford came on board as President and a major shareholder. In mid 1993 the high resolution/multisync display business was spun off. This allowed total focus in the avionics modification/retrofit marketplace. By late 1994 the shareholders consisted of Mr. Clifford, President; Mr. Stefanko, Executive Vice President, Secretary and Treasurer; and Mr. Lambertson, Senior Vice President Technology, all with an equal one-third ownership which continues to the present.

     Military Market Served. Since 1988 EDL has continuously focused on the USAF Special Operations requirements. The three owners have a combined background and experience of over 60 years in this area. Additionally, the Special Operations Forces have enjoyed adequate funding levels in an otherwise reduced marketplace. Their success in this market comes from extremely detailed knowledge of the workings, interfaces and deficiencies in these platforms. Typically after they implement a solution to a deficiency in a USAF Special Operations plat form they are afforded further business opportunities on equivalent platforms in the U.S. Navy, U.S. Army and USMC as well as foreign military aircraft.

     Products. EDL is currently solicited for products and product support for altitude hold/hover stabilization systems for the H60 aircraft, 875/825 line VCR's for various rotary and fixed wing aircraft, IDAS/MATT hardware and kits for the MH-53 aircraft, hover couplers, automatic flight control system control panels, bladefold controls, refuel controls, caution/advisory panels, night vision imaging system components and solid state control modules for the H53 aircraft. EDL also produces control display unit part task trainers.

     Marketing. The key marketing of EDL is accomplished through a combination of outstanding performance and demonstrated in depth technical knowledge of the platforms they service. The marketing is technically oriented and

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conducted out of Dayton with a marketing presence in Warner Robins, Georgia, the contracting origin for USAF Special Operations requirements.

     Competition. The competition varies greatly depending upon the specific program. On certain requirements EDL may find itself in competition with a large prime such as Lockheed Martin or Sikorsky. On other programs EDL is a team member or subcontractor with the same large primes. In general, a significant percentage of EDL's work is sole source non-competitive.

     The Acquisition of EDL. Under the terms of the Acquisition Agreement the Company will acquire all of the EDL Common Stock. In connection with the Acquisition, EDL will be converted from an "S corporation" to a "C corporation." After the Acquisition EDL will be owned and operated as a subsidiary of the Company. It is anticipated that, as a subsidiary of the Company, the business of EDL will continue largely unaffected by the Acquisition. Continuation of certain of EDL's business relationships and certain of its contractual relationships, however, may be subject to the receipt of third party consents because of the change in ownership of EDL. Each of the EDL/STL Shareholders has agreed to use reasonable efforts to assist any transition of business to EDL as a subsidiary of the Company following the Acquisition. In addition, the Company has agreed to authorize certain autonomy with respect to the operation of EDL after the Acquisition. See "The Acquisition Agreement - Additional Covenants of the Parties."

STL

     General. STL is a designer and producer of many instruments and devices used in governmental signal collection and analysis laboratories located in the U.S. and foreign countries. Most instruments and devices are digital in nature as opposed to analog and the signals which are input are digital rather than analog. These digital signals are routed, enhanced, modified or conditioned by the instruments. These products are sold to the U.S. Government, other U.S. prime contractors, and to foreign countries within the guidelines established by Munitions Control Board.

     History. STL was established in April of 1990 by three principals, who had worked together at another defense contractor (Systems Research Laboratories, Inc.) The three individuals, Dr. Oberbeck and Messrs. Schooley and Torresani, had many years of combined experience working within a very specific group of U.S. Government and other prime contractors.

     The three founders and their positions in STL are Mr. Schooley, President, Dr. Oberbeck; Vice President Technology, and Mr. Torresani, Vice President, Programs/Development.

     The Company was incorporated under the laws of the State of Ohio in April 1990. A total of 1500 shares were authorized. The above three principals retained a total of 600 shares. An additional 765 shares were retained by EDL which had played a part in the establishment of STL. Thus, EDL has a 56% ownership in STL. STL has since its inception remained a C corporation and has had no change in ownership.

     EDL provided office space, benefit plans, and accounting services for the initial start-up phase. Mr. Stefanko filled the position of Executive Vice President and Secretary/Treasurer of STL. Mr. Stefanko is Executive Vice President of EDL.

     Industry Background. The U.S. Government has long depended upon contractors to supply needed hardware. The traditional approach was to issue a detailed set of specifications and a statement of work. Qualified contractors then bid to provide goods in accordance with these specifications and statement of work. Following a typical long period of source selection, a winning contractor was selected and awarded a contract. In the 1990's this process has undergone significant changes mandated by Congress.

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     The specific customers within the U.S. Government that STL serves often have changing requirements that require quick response to either develop new equipment or modify existing products in a short time period. STL has since its inception been able to work successfully in this rather difficult environment.

     To be responsive to new and sometimes requirements, requires close cooperation with the government engineers and to be intimately familiar with the required signal formats. By specializing in a specific government customer, STL has met these requirements. Thus STL has developed a very high reputation for delivering a product that works properly and was delivered on schedule.

     Products. STL has designed and currently has more than 30 products on its price list. These products can generally be separated into four categories; routing, modification, conditioning and enhancement.

     Signal routing and switching systems has been among the earliest of STL products. In modern signal processing systems it is often required to reconfigure the processing chain to accommodate a different architecture. This does not involve switching a single stream of data but that of 16 bits of data and clock. STL systems have been developed and are being produced that perform this function.

     As the requirements have changed STL, has developed larger systems that perform this switching/routing function at higher speeds and with more inputs and outputs. New switches are in development to meet known government future needs.

     With the development of faster and more powerful computers some dedicated processing hardware is no longer cost effective. To use these faster computers it is often required to reformat the data to make it available to the computer in a specific format. The data formats are often not the most efficient for the computers to process. STL has in many specialized cases, developed instruments that reformat data and interface it to modern computers that in turn process the data.

     The advent of modern digital signal processing technology, which involves both specialized hardware and software, has had major impacts on signal analysis. These devices and associated software have changed signal analysis techniques. STL produces several instruments that employ modern digital signal processing techniques. These devices range from rather simple to very complex systems that cost multiple hundreds of thousands of dollars.

     STL works with other government contractors to develop these instruments. STL develops the software to control the developed instruments but in general depends on other contractors involved in the same program to develop the operational software.

     New Products. STL has by maintaining a close liaison with its customers been kept aware of new requirements. As a result of this, new products are being developed. These new developments range from modification of existing products to total new developments. In general, most new developments involve higher speed clock rates.

     New developments are in response to anticipated needs. STL maintains close relationships with the government engineers and other contractors. Some developments are funded and others are supported by internal R&D funds.

     Supply and Manufacturing. STL performs all electrical design of its products. In some cases mechanical design of cabinets and chassis is outsourced. All parts are procured by STL. Printed circuit board design is outsourced as is production of the printed circuit boards. Chassis wiring is done in house, as is all testing. Once the design is finalized, the PCB assembly is outsourced. All final test is accomplished in-house.

     Warranty and Customer Service. Normal warranty is 90 days after delivery on STL products; this includes parts and labor. If STL should determine that there is a fault due to production process this repair will be made without charge. After 90 days a return of part is authorized and an evaluation fee is established. If the cost of repair exceeds

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the evaluation fee, the customer is informed of the repair costs. Assuming the customer accepts the repair cost, the item is repaired and the customer billed.

     Marketing and Sales. STL does not use any outside sales force. Marketing is performed and led by the Vice President of Program Development. In many occasions assistance is provided by other executives and engineering staff. A product price list is maintained that includes all of the standard products. Delivery is adjusted to customer requirements and availability of product. Brochures have been prepared for most of STL's products. These are used to convey technical details to potential customers. STL does not exhibit at trade shows or technical symposiums nor advertises in technical publications.

     Response to customer delivery requirements and technical changes has been a major factor in STL's success. It is anticipated that with the maintenance of the current executive staff this responsiveness will be maintained.

     Customers. STL sells directly to U.S. Government customers at several different locations. Sales are also made to a number of other prime contractors, both large and small that provide services and hardware to the U.S. Government. Large prime contractors include Raytheon E-Systems, Lockheed Martin and TRW.

     The consolidation within the defense industry has not had a negative impact on the company's business. There has been a trend toward the government placing orders directly with STL. Currently a BOA (Basic Ordering Agreement) is in place that facilitates the placing of delivery orders. This agreement has four more years to run, however, consent of the contracting parties may be required to transfer this agreement to STL Ohio.

     Competition. In general, the products that STL develops and produces are used in a very specialized technical area. Consequently, the larger companies have not been interested in competing for the core business. Where interest has been shown by larger companies, STL has been able to deliver sooner and at a lower price thus winning the business. Short delivery schedules have enhanced STL's ability to win business.

     In the past, STL has bid on a small number of competitive contracts. More than half of these were won by STL. Now that a product line has been developed and a rapport established with customers, competitive bids are less frequently required.

     From time to time there is competition from other small companies. This has not caused a significant impact on STL's business. This is not to imply that in the future there will not be an impact.

     The Acquisition of the STL Purchased Assets. Under the terms of the Acquisition Agreement the Company will acquire in STL Ohio, its subsidiary, substantially all of the business and assets of STL as the STL Purchased Assets. It is anticipated that STL Ohio will be able to continue the business of STL largely unaffected by the Acquisition. Continuation of certain of STL's business relationships and certain of its contractual relationships, however, may be subject to the receipt of third party consents which may be required to permit an assignment from STL to STL Ohio. Each of the EDL/STL Shareholders has agreed to use reasonable efforts to assist any transition of business of STL to STL Ohio, however, in some cases it may not be possible to obtain the required consent with the result that some business of STL may not be directly transferable to STL Ohio. The Company has agreed to authorize certain autonomy with respect to the operation of STL Ohio after the Acquisition. See "The Acquisition Agreement - Additional Covenants of the Parties."

EXCEPTIONAL RECENT EARNINGS HISTORY OF EDL AND STL

     The earnings of EDL and STL have been exceptional during the periods covered by the Unaudited Pro Forma Consolidated Financial Information included in this Proxy Statement. The Company's Board of Directors, in its evaluation of the Acquisition, attempted to view such performance in the historical context of prior periods and to assume reasonable expectations for operations following the Acquisition in its decision to approve, and recommend

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shareholder approval of, the Acquisition under the terms of the Acquisition
Agreement. Shareholders of the Company, before deciding how to vote on the Acquisition proposal, should also recognize that the pro forma financial information included in this Proxy Statement may not be fairly representative of the actual results of operations following the Acquisition and that such actual results of operation will likely be less favorable. See also "Risk Factors Applicable to the Acquisition."















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             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                         PARAVANT COMPUTER SYSTEMS, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information with respect to the Company gives effect to the acquisition, and is based on estimates and assumptions set forth below in the notes to such information which include pro forma adjustments. This unaudited pro forma consolidated financial information has been prepared utilizing the historical financial statements of the Company and the historical financial information of EDL and STL (EDL) and should be read in conjunction with the accompanying notes of the Company and EDL. The pro forma consolidated financial information is based on the purchase method of accounting for the acquisition. The pro forma consolidated balance sheet and income statements assume that the acquisition occurred on October 1, 1996.

THIS UNAUDITED PRO FORMA FINANCIAL INFORMATION DOES NOT PURPORT TO BE INDICATIVE OF THE RESULTS WHICH ACTUALLY WOULD HAVE OCCURRED HAD THE ACQUISITION BEEN EFFECTED ON THE DATE INDICATED.

                         PARAVANT COMPUTER SYSTEMS, INC.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997

Unaudited Pro Forma Consolidated Income Statement for the Quarter Ended December 31, 1997

Unaudited Pro Forma Consolidated Income Statement for the Year Ended September 30, 1997

Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial Statements

                         PARAVANT COMPUTER SYSTEMS, INC.

                 Unaudited pro Forma Consolidated Balance Sheet

                             As of December 31, 1997


                                                                                                                   Pro forma
                                                      Company            EDL           Pro forma                  December 31,
            Assets                                   historical       historical       adjustments                    1997
           --------                                  ----------       ----------       -----------                    ----

Current assets:
   Cash and cash equivalents                     $    2,608,526     $   (185,625)      $         0              $   2,422,901
   Accounts receivable, net                           2,822,399        4,706,631         1,669,500  (e)             9,198,530
   Costs and estimated earnings in
          excess of billings on uncompleted
          contracts                                           0        4,489,501                 0                  4,489,501
    Contract costs incurred prior to
          contract award                                      0           13,213                 0                     13,213
    Inventory, net                                    3,563,335          386,066                 0                  3,949,401
    Prepaid expenses                                    103,219            3,360                                      106,579
    Deferred income taxes                               426,263           15,320                 0                    441,583
                                               ----------------  --------------- -----------------          -----------------

             Total current assets                     9,523,742        9,428,466         1,669,500                 20,621,708
                                               ----------------  --------------- -----------------          -----------------

Prepaid expenses                                        226,787                0                 0                    226,787
Property and equipment, net                             869,002          269,064                 0                  1,138,066
Goodwill, net                                                 0                0         9,110,325  (a)             9,110,325
Intangible assets, net                                   57,750                0         5,378,312  (a)             5,436,062
Demonstration pool and custom molds                     268,049                0                 0                    268,049
Other assets                                            452,424            1,660          (200,000) (a)               254,084
                                               ----------------  --------------- -----------------          -----------------

                    Total assets                 $   11,397,754     $  9.699,190      $ 15,958,137              $  37,055,081
                                               ================  =============== =================          =================



See accompanying notes and management's assumptions to unaudited pro forma consolidated financial statements.



                                                         Company            EDL           Pro forma                December 31,
     Liabilities and Stockholders' Equity              historical       historical       adjustments                       1997
                                                       ----------       ----------       -----------                       ----

Current liabilities:
   Accounts payable                                 $     938,409     $ 1,499,468     $          0                   $  2,437,877
   Accrued payroll and related liabilities                545,253         267,368                0                        812,621
   Other accrued expenses                                 936,724               0          849,750  (a),(b)             1,786,474
   Current maturities of long-term debt                    91,650               0                0                         91,650
   Current maturities of capital lease
           obligations                                    102,847               0                0                        102,847
    Notes payable to bank                                       0       1,064,654                0                      1,064,654
    Income taxes payable                                  236,395       1,433,198          931,651  (c)                 2,601,244
                                                ----------------- ---------------  ---------------  ---        ------------------

             Total current liabilities                 $2,851,278       4,264,688        1,781,401                      8,897,367
                                                ----------------- ---------------  ---------------  ---        ------------------

Other notes payable                                             0               0        4,800,000  (a)                 4,800,000
Capital lease obligations, less current
       maturities                                          58,783               0                0                         58,783
Deferred income taxes, net                                 78,820          18,781                0                         97,601
Minority interest in equity of subsidiary                       0       1,950,682       (1,950,682) (d)                         0
                                                ----------------- ---------------  ---------------  ---        ------------------

Total liabilities                                       2,988,881       6,234,151        4,630,719                     13,853,751
                                                ----------------- ---------------  ---------------  ---        ------------------

Stockholders' equity:
       Common stock                                       120,041           1,200           58,050  (a)                   179,291
       Additional paid-in capital                       5,069,323         177,395        5,688,355  (a)                10,935,073
       Retained earnings                                3,219,509       3,694,555        5,172,902  (a)-(d)            12,086,966
       Treasury stock                                           0        (408,111)         408,111  (a)                         0
                                                ----------------- ---------------  ---------------  ---        ------------------

                      Total stockholders' equity        8,408,873       3,465,039       11,327,418                     23,201,330
                                                ----------------- ---------------  ---------------  ---        ------------------

           Total liabilities and
               stockholders' equity                 $  11,397,754     $ 9.699,190     $ 15,958,137                   $ 37,055,081
                                                ================= ===============  ===============             ==================



                         PARAVANT COMPUTER SYSTEMS, INC.

                Unaudited Pro Forma Consolidated Income Statement

                     For the quarter ended December 31, 1997




                                                      Company            EDL          Pro forma                     December 31,
                                                    historical       historical      adjustments                        1997
                                                    ----------       ----------      -----------                        ----

Revenues                                            $ 3,597,965     $ 13,095,886   $          0                  $ 16,693,851

Cost of revenues                                      1,975,269        6,143,459              0                     8,118,728
                                                    -----------     ------------   ------------                  ------------

                      Gross profit                    1,622,696        6,952,427              0                     8,575,123

General and administrative expenses                   1,346,220          907,245              0                     2,253,465
                                                    -----------     ------------   ------------                  ------------

            Income from operations                      276,476        6,045,182              0                     6,321,658

Other income (expense)                                   21,523           90,000        (96,000) (b)                 (247,907)
                                                                                       (263,430) (a)
                                                    -----------     ------------   ------------                   -----------

                   Income before income taxes           297,999        6,135,182       (359,430)                    6,073,751

Income tax expense                                      100,840        1,341,221      1,050,634  (c)                2,356,543
                                                                                        (75,578) (b)

                                                                                        (60,574) (a)
                                                    -----------     ------------   ------------                  ------------
     Net income                                     $   197,159     $  4,793,961   $ (1,273,912)                 $  3,717,208
                                                    ===========     ============   ============                  ============

Basic earnings per share                            $     0.025                                                  $      0.297
                                                    ===========                                                  ============
Diluted earnings per share                          $     0.017                                                  $      0.224
                                                    ===========                                                  ============
Weighted average number of common
     shares outstanding                               7,995,865                       3,950,000                    11,945,865
                                                    ===========                      ==========                  ============
Weighted average number of common
    shares outstanding and dilutive
    potential common share outstanding               11,862,288                       3,950,000                    15,812,288
                                                    ===========                      ==========                  ============



See accompanying notes and management's assumptions to unaudited pro forma consolidated financial statements.

                         PARAVANT COMPUTER SYSTEMS, INC.

                Unaudited Pro Forma Consolidated Income Statement

                      For the year ended September 30, 1997

                                                    Company            EDL           Pro forma                  September 30,
                                                  historical       historical       adjustments                     1997
                                                  ----------       ----------       -----------                     ----

Revenues                                            $13,209,541      $27,307,305       $         0                  $40,516,846

Cost of revenues                                      6,774,076       12,083,661                 0                   18,857,737
                                                    -----------      -----------       -----------                  -----------

                      Gross profit                    6,435,465       15,223,644                 0                   21,659,109

General and administrative expenses                   4,629,122        3,387,000                 0                    8,016,122
                                                    -----------      -----------       -----------                  -----------

                      Income from operations          1,806,343       11,836,644                 0                   13,642,987

Other income (expense)                                  (70,323)         100,392          (753,750)  (b)             (1,777,400)
                                                                                        (1,053,719)  (a)
                                                    -----------      -----------       -----------                  -----------

                      Income before income taxes      1,736,020       11,937,036        (1,807,469)                  11,865,587

Income tax expense                                      594,229        3,947,963           705,977   (c)              4,559,361
                                                                                          (293,963)  (b)
                                                                                          (394,845)  (a)
                                                    -----------      -----------       -----------                  -----------

                      Net income                    $ 1,141,791      $ 7,989,073       $(1,824,638)                 $ 7,306,226
                                                    ===========      ===========       ===========                  ===========

Basic earnings per share                            $     0.100                                                     $     0.612
                                                    ===========                                                     ===========
Diluted earnings per share                          $     0.100                                                     $     0.445
                                                    ===========                                                     ===========
Weighted average number of common
      shares outstanding                             13,247,815                          3,950,000                   17,197,815
                                                    ===========                         ==========                  ===========
Weighted average number of common
     shares outstanding and dilutive
     potential common share outstanding              13,247,815                          3,950,000                   17,197,815
                                                    ===========                         ==========                  ===========



See accompanying notes and management's assumptions to unaudited pro forma consolidated financial statements.

                         PARAVANT COMPUTER SYSTEMS, INC.

                 Notes and Management's Assumptions to Unaudited

                   Pro Forma Consolidated Financial Statements

       (1) BASIS OF PRESENTATION

           The pro forma consolidated balance sheet as of December 31, 1997 and the pro forma consolidated income statements for the quarter ended December 31, 1997 and for the year ended September 30, 1997 have been prepared to reflect the transactions of the acquisition as set forth in this proxy statement. This unaudited pro forma financial information has been prepared utilizing the historical financial statements of the Company and the historical financial information of EDL and STL (EDL) and should be read in conjunction with the selected historical financial data and accompanying notes of the Company and EDL. The pro forma consolidated balance sheet and pro forma consolidated income statements were prepared as if the acquisition occurred on October 1, 1996. The pro forma information is unaudited and is not necessarily indicative of the consolidated operating results which would have occurred if the acquisition had been consummated at the beginning of the period, nor does it purport to represent the future financial position or results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of the acquisition have been made.

       (2) METHOD OF ACCOUNTING

           Assets acquired and costs incurred in connection with the acquisition are recorded using the purchase method of accounting. The amounts allocated to the assets acquired are based on management's estimate of their fair values with the excess of purchase price over fair value allocated to goodwill.

           All significant intercompany balances and transactions between the Company and EDL have been eliminated in the pro forma consolidated financial statements.

       (3) ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET

           The following describes the pro forma adjustments to the pro forma consolidated balance sheet as of December 31, 1997 as if the acquisition was consummated on such data.

             (a) Represents issuance of 3,950,000 shares of Common Stock at the estimated share price of $1.50, payment of $8,700,000 in cash and issuance of $4,800,000 in promissory notes less estimated transaction costs and the allocation of purchase price allocated to tangible assets acquired and for non-compete agreements.

             (b) Represents accrued interest on promissory notes issued and draws on Company's line of credit to finance cash payments in connection with the acquisition.

             (c) Represents additional income taxes payable as a result of EDL changing from an S corporation to a C corporation, net of benefit for interest expense incurred.

             (d) Represents elimination of minority interest in STL.

             (e) Represents elimination of dividends paid to former shareholders of EDL and STL amounts assumed to pay down line of credits.

                         PARAVANT COMPUTER SYSTEMS, INC.

                 Notes and Management's Assumptions to Unaudited

                   Pro Forma Consolidated Financial Statements



       (4) ADJUSTMENTS TO PRO FORMA CONSOLIDATED INCOME STATEMENTS

           The following describes the pro forma adjustments to the pro forma consolidated income statement for the quarter ended December 31, 1997 and for the year ended September 30, 1997 as if the acquisition was consummated as of October 1, 1996.

       (a) Represents amortization over a 15 year period of the excess of the purchase price over tangible assets to be recognized in connection with the acquisition and amortization over a 15 year period of intangible non-competition agreements.

       (b) Represents interest expense incurred in connection with promissory notes issued and additional draws on the Company's line of credit in connection with financing the acquisition and the related income tax benefit of deducting interest expense.

       (c) Represents additional income tax incurred as a result of EDL changing from an S corporation to a C corporation, net of the additional deduction for interest expense incurred.

       (d) Represents issuance of 3,950,000 shares of Common Stock upon consummation of the acquisition.

                             ADDITIONAL INFORMATION

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS INCLUDE THE INFORMATION CONCERNING THE POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF THE COMPANY WHEN COMBINED WITH EDL AND STL SET FORTH UNDER THE CAPTION "PROPOSAL 2: APPROVAL OF THE ACQUISITION" AND SUB CAPTIONS THEREUNDER INCLUDING, BUT NOT LIMITED TO, "REASONS FOR THE PROPOSAL," "RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS, "PRO FORMA BOOK VALUES AND EARNINGS PER SHARE," "SUMMARY OF THE ACQUISITION - RISK FACTORS APPLICABLE TO THE ACQUISITION," THE ACQUISITION - REASONS FOR THE ACQUISITION," "THE ACQUISITION - FAIRNESS OPINION," "THE ACQUISITION AGREEMENT CASH EARN-OUT," "THE ACQUISITION AGREEMENT - LIQUIDATED DAMAGES," AND "DESCRIPTION OF EDL AND STL EXCEPTIONAL RECENT EARNINGS HISTORY OF EDL AND STL," AND THOSE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE THE WORDS "BELIEVES", "EXPECTS", "ANTICIPATES", OR SIMILAR EXPRESSIONS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY AND/OR EDL, STL AND/OR THE EDL/STL SHAREHOLDERS WITH RESPECT TO FUTURE EVENTS. FOR THOSE STATEMENTS AS THEY RELATE TO THE COMPANY ONLY, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD- LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, TO THE EXTENT PROVIDED BY APPLICABLE LAW. THIS SAFE HARBOR DOES NOT APPLY TO FORWARD-LOOKING STATEMENTS OF EDL OR STL AS NEITHER OF SUCH ENTITIES HAS EVER REGISTERED ITS SECURITIES WITH THE SEC. IT SHOULD BE UNDERSTOOD THAT THE FACTORS SET FORTH BELOW, IN ADDITION TO THOSE SET FORTH ELSEWHERE IN THIS PROXY STATEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, COULD AFFECT THE FUTURE RESULTS OF THE COMPANY AND COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT. THE COMPANY'S MANAGEMENT BELIEVES THAT THEIR EXPECTATIONS OF FUTURE PERFORMANCE ARE BASED ON THE ASSUMPTION WHICH, TO THE BEST OF THEIR KNOWLEDGE, ARE REASONABLE, HOWEVER, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM SUCH EXPECTATIONS. THE FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE EXPECTATIONS INCLUDE, AMONG OTHERS, THOSE FACTORS REFERRED TO UNDER "RISK FACTORS" IN THIS PROXY STATEMENT, AND OTHER FACTORS DESCRIBED IN THIS PROXY STATEMENT AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC.

ADDITIONAL INFORMATION ABOUT THE COMPANY

      The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Additional information concerning the SEC's public reference rooms may be obtained by telephone from the SEC by calling 1-800-SEC-0330. The Company's SEC filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information should also be available for inspection at the offices of the NASD.

      In addition to the information set forth in the preceding sections of this Proxy Statement, the information referred to below is incorporated by reference into this Proxy Statement. This information which is incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superceded by information contained directly in this Proxy Statement. The documents set forth below which the Company has previously filed with the SEC are incorporated by reference in this Proxy Statement. The following documents which are incorporated by reference contain important information about the Company and its management, business, properties, legal proceedings and Common Stock.


   Company SEC Filings (the file No. 0-28114)       Period
   -----------------------------------------        ------
   Annual report on Form 10-KSB                     Fiscal year ended September 30, 1997
   Quarterly report on Form 10-QSB                  Quarter ended December 31, 1997
   Current report on Form 8-K                       Dated March 31, 1998


      Additional documents which are filed by the Company with the SEC from the date of this Proxy Statement to the date of the Special Meeting will also be incorporated by reference into this Proxy Statement. Any statement in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superceded for the purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superceded.

      The Company has supplied all information contained or incorporated by reference in this Proxy Statement relating to the Company. EDL and STL have, in each case, supplied all such information relating to their respective operations. The Company does not take any responsibility for the accuracy of the information provided by EDL or STL.

      The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of such request, a copy of any and all information that has been incorporated by reference in this Proxy Statement (excluding all exhibits other than those specifically incorporated by reference as an exhibit in this Proxy Statement). The shareholders of the Company may obtain documents incorporated by reference in this Proxy Statement by requesting such documents in writing or by telephone to:

                         Paravant Computer Systems, Inc.
              Attention: Kevin J. Bartczak, Chief Financial Officer
                            1615A West Nasa Boulevard
                            Melbourne, Florida 32901
                                 (407) 727-3672

      Documents requested from the Company should be requested by not later than June 15, 1998 to permit the delivery of such documents prior to the Special Meeting.

      SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL RELATING TO THE ACQUISITION. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN OR SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY ___, 1998. DO NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

      The Company has selected the firm of KPMG Peat Marwick LLP to serve as the independent auditors for the Company for the current fiscal year ending September 30, 1998. That firm served as the Company's independent auditors for its fiscal year ended September 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the Special Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1999, must be received by the Company at 1615A West Nasa Boulevard, Melbourne, Florida 32901, Attention: Secretary, by September 30, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

      The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                       By Order of the Board of Directors,

                                       William R. Craven
                                       Secretary

Dated:         Melbourne, Florida
      May ___, 1998

                                   APPENDIX 1

PROXY                    PARAVANT COMPUTER SYSTEMS, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PARAVANT COMPUTER SYSTEMS, INC.

             FOR THE SPECIAL MEETING OF SHAREHOLDERS--JUNE 26, 1998

      The undersigned hereby appoints Richard P. McNeight, William R. Craven and Kevin J. Bartczak, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Paravant Computer Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at the Melbourne Beach Hilton Oceanfront Hotel, 3003 U.S. Highway A1A, Indialantic, Florida 32903 at 10:00 A.M. (local time) on June 26, 1998, and at any adjournment or postponement thereof.

1.    Approval of Name Change to Paravant Inc.:

               [ ]FOR         [ ]AGAINST          [ ]ABSTAIN

2. Approval of Acquisition Agreement and related acquisitions:

               [ ]FOR         [ ]AGAINST          [ ]ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

      TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                        Please sign exactly as name appears at
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as such. If a corporation,
                                        please sign in full corporate name by
                                        president or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

                                        Date:___________________________________

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.